UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Abbott Laboratories
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

On the Cover: Thyronorm
Dr. Madhuri Kulkarni, Mumbai, India

Dr. Madhuri Kulkarni is one of the many patients who take Thyronorm, elsewhere known as Synthroid, to treat hypothyroidism (under-active thyroid). As a patient advocate, she is educating men and women in India about the symptoms of thyroid disease.

Your Vote
Is Important

Please sign and promptly return your proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

Notice of Annual Meeting
of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2011

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 29, 2011, at 9:00 a.m. for the following purposes:

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  To elect 10 directors to hold office until the next Annual Meeting or until their successors are elected (Item 1 on the proxy card),

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  To ratify the appointment of Deloitte & Touche LLP as auditors of Abbott for 2011 (Item 2 on the proxy card),

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  To vote on an advisory vote on the approval of executive compensation (Item 3 on proxy card),

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  To vote on an advisory vote on the approval of the frequency of shareholder votes on executive compensation (Item 4 on proxy card), and

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  To transact such other business as may properly come before the meeting, including consideration of a shareholder proposal, if presented at the meeting (Item 5 on the proxy card).

The board of directors recommends that you vote FOR Items 1, 2, and 3 on the proxy card.

The board of directors recommends that you vote FOR an annual (1 year) shareholder advisory vote on the compensation awarded to Abbott's named officers (Item 4 on the proxy card).

The board of directors recommends that you vote AGAINST Item 5 on the proxy card.

The close of business on March 2, 2011, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Abbott's 2011 Proxy Statement and 2010 Annual Report to Shareholders are available at www.abbott.com/proxy. If you are a registered shareholder, you may access your proxy card by either:

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  Going to the following Web site: www.investorvote.com/abt, entering the information requested on your computer screen and then following the simple instructions, or

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  Calling (in United States, US territories, and Canada), toll free 1-800-652-VOTE (8683) on a touch tone telephone, and following the simple instructions provided by the recorded message.

Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the reservation form on the back cover, and an admission card will be sent to you. Due to space limitations, reservation forms must be received before April 22, 2011. Each admission card, along with photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the board of directors.

LAURA J. SCHUMACHER
 Secretary

March 15, 2011

Reservation Form for Annual Meeting	Back Cover

Abbott Laboratories
Proxy Statement

Solicitation of Proxies

The accompanying proxy is solicited on behalf of the board of directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 29, 2011, at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 15, 2011.

Information about the Annual Meeting

Who Can Vote

Shareholders of record at the close of business on March 2, 2011 will be entitled to notice of and to vote at the Annual Meeting. As of January 31, 2011, Abbott had 1,547,581,805 outstanding common shares, which are Abbott's only outstanding voting securities. All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters.

Cumulative Voting

Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees, as the shareholder desires. Nominees who receive the greatest number of votes will be elected. If you wish to cumulate your votes, you must sign and mail in your proxy card or attend the Annual Meeting.

Voting by Proxy

All of Abbott's shareholders may vote by mail or at the Annual Meeting. The bylaws provide that a shareholder may authorize no more than two persons as proxies to attend and vote at the meeting. Most of Abbott's shareholders may also vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting by telephone or the Internet can be found with your proxy card.

Revoking a Proxy

You may revoke your proxy by voting in person at the Annual Meeting or, at any time prior to the meeting:

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by delivering a written notice to the secretary of Abbott,

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by delivering an authorized proxy with a later date, or

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by voting by telephone or the Internet after you have given your proxy.

Discretionary Voting Authority

Unless authority is withheld in accordance with the instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 10 nominees named in Item 1 on the proxy card. Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the board of directors, or for fewer than 10 nominees if, in the judgment of the proxy holders, such action is necessary or desirable. The persons named in the proxy may also decide to vote shares cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all), although they have no present intention of doing so.

Where a shareholder has specified a choice for or against the ratification of the appointment of Deloitte & Touche LLP as auditors, the advisory vote on the approval of executive compensation, the advisory vote on the approval of the frequency of shareholder votes on executive compensation, or the approval of the shareholder proposal, or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted (or not voted) as specified. Where no choice has been specified, the proxy will be voted FOR the ratification of Deloitte & Touche LLP as auditors, FOR the approval of executive compensation, FOR an annual (1 year) shareholder advisory vote, with respect to the advisory vote on the frequency of shareholder votes on executive compensation, and AGAINST the shareholder proposal.

With the exception of matters omitted from this proxy statement pursuant to the rules of the Securities and Exchange Commission, the board of directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Quorum and Vote Required to Approve Each Item on the Proxy

A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter.

Effect of Broker Non-Votes and Abstentions

A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on those matters, although these shares may be considered present and entitled to vote for other purposes. Brokers and banks have discretionary authority to vote shares in absence of instructions on matters the New York Stock Exchange considers "routine", such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in absence of instructions on "non-routine" matters. The election of directors, the advisory vote on the approval of executive compensation, the advisory vote on the approval of the frequency of shareholder votes on executive compensation, and the shareholder proposal are considered "non-routine" matters. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against that matter.

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and are not Abbott employees.

Cost of Soliciting Proxies

Abbott will bear the cost of making solicitations from its shareholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail, telephone, Internet, or in person by directors, officers, or employees of Abbott and its subsidiaries.

Abbott has retained Georgeson Inc. to aid in the solicitation of proxies, at an estimated cost of $19,500 plus reimbursement for reasonable out-of-pocket expenses.

Abbott Laboratories Stock Retirement Plan

Participants in the Abbott Laboratories Stock Retirement Plan will receive a voting instruction card for their shares held in the Abbott Laboratories Stock Retirement Trust. The Stock Retirement Trust is administered by both a trustee and an investment committee. The trustee of the Trust is Mercer Trust Company. The members of the investment committee are Stephen R. Fussell, William H. Preece, Jr., and Valentine Yien, employees of Abbott. The voting power with respect to the shares is held by and shared between the investment committee and the participants. The investment committee must solicit voting instructions from the participants and follow the voting instructions it receives. The investment committee may use its own discretion with respect to those shares for which no voting instructions are received.

Confidential Voting

It is Abbott's policy that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

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where disclosure may be required by law or regulation,

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where disclosure may be necessary in order for Abbott to assert or defend claims,

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where a shareholder provides comments with a proxy,

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where a shareholder expressly requests disclosure,

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to allow the inspectors of election to certify the results of a vote, or

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in other limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the board of directors.

Information Concerning Nominees for Directors (Item 1 on Proxy Card)

Ten directors are to be elected to hold office until the next Annual Meeting or until their successors are elected. All of the nominees are currently serving as directors.

Nominees for Election as Directors

Robert J. Alpern, M.D.                                    Age 60                        Director since 2008

Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine, New Haven, Connecticut

Dr. Alpern has served as the Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine since June 2004. From July 1998 to June 2004, Dr. Alpern was the Dean of The University of Texas Southwestern Medical Center. He joined the faculty of The University of Texas Southwestern Medical Center in 1987 as Associate Professor and Chief of the Division of Nephrology. Dr. Alpern also served as Professor of Internal Medicine and held the Ruth W. and Milton P. Levy, Sr. Chair in Molecular Nephrology and the Atticus James Gill, M.D. Chair in Medical Science, while on the faculty of The University of Texas Southwestern Medical Center. Dr. Alpern served on the Scientific Advisory Board of Ilypsa from 2004 until 2007 and since 2007 has served on the Scientific Advisory Board of Relypsa. Dr. Alpern also serves as a Director on the Board of Yale – New Haven Hospital. As the Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine, Dean of The University of Texas Southwestern Medical Center, and as a director Yale – New Haven Hospital, Dr. Alpern provides Abbott's board with experience in academic administration, medicine, and medical and scientific research and development.

Roxanne S. Austin                                           Age 50                        Director since 2000

Former President and Chief Executive Officer, Move Networks, Inc., American Fork, Utah (Telecommunications)

Mrs. Austin served as president, chief executive officer and a director of Move Networks, Inc., an IP-based television solution provider, from July 2009 to July 2010. From January 2004 to June 2009, she was the president of Austin Investment Advisors, a private investment and consulting firm. She served as president and chief operating officer of DIRECTV, Inc. from June 2001 to December 2003. She also served as executive vice president of Hughes Electronics Corporation and as a member of its executive committee until December 2003. From 1997 to June 2001, Mrs. Austin was the corporate senior vice president and chief financial officer of Hughes Electronics Corporation. Prior to joining Hughes in 1993, Mrs. Austin was a partner at the accounting firm Deloitte & Touche. Mrs. Austin earned her B.B.A. degree in accounting from the University of Texas at San Antonio. She serves on the board of trustees of the California Science Center. Mrs. Austin serves on the board of directors of Target Corporation, Teledyne Technologies Inc., and Telefonaktiebolaget LM Ericsson (LM Ericsson Telephone Company). As the president and chief executive officer of Move Networks, Inc., president and chief operating officer of DIRECTV, Inc., and executive vice president of Hughes Electronics Corporation, Mrs. Austin acquired strong management experience with a major public company with successful multinational operations. As a former partner at the accounting firm Deloitte & Touche, she provides Abbott's board with experience in finance matters.

W. James Farrell                                              Age 68                        Director since 2006

Retired Chairman and Chief Executive Officer of Illinois Tool Works Inc., Glenview, Illinois (Worldwide Manufacturer of Highly Engineered Products and Specialty Systems)

Mr. Farrell served as the chairman of Illinois Tool Works Inc. from 1996 to 2006 and as its chief executive officer from 1995 to 2005. He currently serves on the board of directors of Allstate Insurance Company, UAL Corporation, and 3M. Mr. Farrell also served on the board of directors of Kraft Foods, Inc. from 2001 to 2006 and Sears, Roebuck and Company from 1999 to 2005. As the chairman and chief executive officer of Illinois Tool Works, Mr. Farrell acquired strong management experience with a major public company with successful multinational operations which he contributes to Abbott's board.

H. Laurance Fuller                                           Age 72                        Director since 1988

Retired Co-Chairman of the Board, BP Amoco, p.l.c., London, United Kingdom
(Integrated Petroleum and Chemicals Company)

Mr. Fuller was elected president of Amoco Corporation in 1983 and chairman and chief executive officer in 1991. As the result of the merger of British Petroleum, p.l.c. and Amoco effective December 31, 1998, he became co-chairman of BP Amoco, p.l.c. He retired from that position in April 2000. He currently serves as a director of Cabot Microelectronics Corporation and The Nature Conservancy of South Carolina, and a life trustee of The Orchestral Association and presidential counselor of Cornell University. Mr. Fuller also served on the board of directors of Motorola, Inc. from 1994 to 2007. As the co-chairman of the board, BP Amoco and chairman and chief executive officer of Amoco Corporation, Mr. Fuller acquired strong management experience with a major public company with successful multinational operations, which he contributes to Abbott's board.

Edward M. Liddy                                              Age 65                        Director since 2010

Partner, Clayton, Dubilier & Rice, LLC, New York, New York (Private Equity Investment Firm)
Mr. Liddy has been a partner in the private equity investment firm Clayton, Dubilier & Rice, LLC since January 2010, having also been a partner at such firm from April to September 2008. From September 2008 to August 2009, Mr. Liddy was the interim chairman and chief executive officer of American International Group, Inc. (AIG), a global insurance and financial services holding company. He served at AIG at the request of the U.S. Department of the Treasury in conjunction with the U.S. Government's actions to provide stability to AIG and certain other financial service firms. From January 1999 to April 2008, Mr. Liddy served as chairman of the board of the Allstate Corporation. He served as chief executive officer of Allstate from January 1999 to December 2006, President from January 1995 to May 2005, and chief operating officer from August 1994 to January 1999. Mr. Liddy currently serves on the board of directors of 3M Company and The Boeing Company. In addition, Mr. Liddy formerly served on the boards of The Kroger Co. from 1996 to 2006, The Goldman Sachs Group, Inc. from 2003 to 2008, and The Boeing Company from 2007 to 2008. Mr. Liddy received his undergraduate degree from Catholic University and his Masters of Business Administration from George Washington University. As the chairman and chief executive officer of Allstate Corporation and American International Group, Inc., Mr. Liddy acquired strong management experience with a major public company with successful multinational operations. As a partner of Clayton, Dubilier & Rice, LLC, Mr. Liddy provides Abbott's board with experience in finance matters, which he contributes to Abbott's board.

Phebe N. Novakovic                                        Ag e 53                        Director since 2010

Executive Vice President, Marine Systems, General Dynamics Corporation, Falls Church, Virginia (Worldwide Defense, Aerospace, and Other Technology Products Manufacturer)

Ms. Novakovic has been executive vice president, Marine Systems of General Dynamics Corporation since May 2010 and from May 2005 to April 2010, Ms. Novakovic served as its senior vice president – planning and development. She was elected vice president of General Dynamics in October 2002 after joining the company in May 2001. Previously, Ms. Novakovic was special assistant to the Secretary and Deputy Secretary of Defense, and had been a deputy associate director of the Office of Management and Budget. As the executive vice president and group executive of General Dynamics Corporation's Marine Systems group, Ms. Novakovic has strong management experience with a major public company with successful multinational operations and experience in finance matters.

William A. Osborn                                            Age 63                        Director since 2008

Retired Chairman and Chief Executive Officer of Northern Trust Corporation (A Multibank Holding Company) and The Northern Trust Company, Chicago, Illinois (Banking Services Company)

Mr. Osborn was chairman of Northern Trust Corporation from 1995 through 2009 and served as its chief executive officer from 1995 through 2007. Mr. Osborn currently serves as a director of Caterpillar Inc., General Dynamics Corporation, and Tribune Company. He is chairman of the Board of Trustees of Northwestern University and also serves as chairman of the Chicago Symphony Orchestra Association. Mr. Osborn served on the board of directors of Nicor, Inc. from 1999 to 2006. He holds a B.A. degree and an M.B.A. degree from Northwestern University. As the chairman and chief executive officer of Northern Trust Corporation and The Northern Trust Company, Mr. Osborn acquired strong management experience with a major public company with successful multinational operations and experience in finance matters, which he contributes to Abbott's board.

Samuel C. Scott III                                           Age 66                        Director since 2007

Retired Chairman, President and Chief Executive Officer of Corn Products International, Inc., Westchester, Illinois
(A Corn Refining Company)

Mr. Scott retired as chairman, president and chief executive officer of Corn Products International in 2009, after having served in those positions since 1997. He was president of the Corn Refining Division of CPC International from 1995 through 1997, when CPC International spun off Corn Products International as a separate corporation. Mr. Scott currently serves on the board of directors of Bank of New York Mellon Corporation, Motorola Solutions, Inc. (formerly Motorola, Inc.), the Chicago Council on Global Affairs, the Chicago Urban League, Northwestern Healthcare, and Chicago Sister Cities. Mr. Scott graduated from Fairleigh Dickinson University. As the chairman, president and chief executive officer of Corn Products International, Mr. Scott acquired strong management experience with a major public company with successful multinational operations and experience in finance matters, which he contributes to Abbott's board.

Glenn F. Tilton                                                  Age 62                        Director since 2007

Non-Executive Chairman of the Board, United Continental Holdings, Inc., Chicago, Illinois (Holding Company)

Mr. Tilton has been non-executive chairman of the board of United Continental Holdings, Inc. since October 2010. From September 2002 to October 2010, he served as chairman, president and chief executive officer of UAL Corporation, a holding company, and United Air Lines, Inc., an air transportation company and wholly owned subsidiary of UAL Corporation. UAL Corporation filed a voluntary bankruptcy petition under the federal bankruptcy laws in December 2002 and exited bankruptcy in February 2006. From October 2001 to August 2002, Mr. Tilton served as vice chairman of the board of Chevron Texaco Corporation (global energy). In addition, from May 2002 to September 2002, he served as non-executive chairman of Dynegy, Inc. (energy). From February to October 2001, he served as chairman and chief executive officer of Texaco Inc. (global energy). Mr. Tilton is also a director of United Continental Holdings, Inc. and Corning Incorporated. He was named by President Obama to the Presidential Export Council and by U.S. Transportation Secretary Ray LaHood to the Future of Aviation Advisory Committee. He serves on the board of the directors of Northwestern Memorial Hospital, on the board of trustees for the Field Museum and the Museum of Science and Industry, as a Chairman of CEO's Against Cancer, and as a Member of the Board of Ambassadors Discovery Ball – American Cancer Society. Mr. Tilton also served on the board of directors of Lincoln National Corporation from 2002 to 2007 and TXU Corporation from 2005 to 2007. As non-executive chairman of the board of United Continental Holdings, Inc., chairman, as president and chief executive officer of UAL Corporation and United Air Lines, and having previously served as vice chairman of Chevron Texaco and as non-executive chairman of Dynegy, Inc., Mr. Tilton acquired strong management experience with a major public company with successful multinational operations and experience in finance matters, which he contributes to Abbott's board.

Miles D. White                                                 Age 56                        Director since 1998

Chairman of the Board and Chief Executive Officer, Abbott Laboratories

Mr. White has served as Abbott's chairman of the board and chief executive officer since 1999. He served as an executive vice president of Abbott from 1998 to 1999, as senior vice president, diagnostics operations from 1994 to 1998, and as vice president, diagnostics systems operations from 1993 to 1994. Mr. White joined Abbott in 1984. He received both his bachelor's degree in mechanical engineering and M.B.A. degree from Stanford University. He serves on the board of trustees of The Culver Educational Foundation, The Field Museum in Chicago, and Northwestern University. He currently serves as a director of Caterpillar, Inc. and McDonald's Corporation. Mr. White also served on the board of directors of Motorola, Inc. from 2005 to 2009 and Tribune Company from 2005 to 2007. Serving as Abbott's chairman of the board and chief executive officer since 1999 and having joined Abbott in 1984, Mr. White contributes to Abbott's board not only his strong management experience with a major public company with successful multinational operations, but also his depth of knowledge of Abbott and its operations, ensuring the appropriate level of oversight and responsibility is applied to all board decisions.

The Board of Directors and its Committees

The Board of Directors

The board of directors held seven meetings in 2010. The average attendance of all incumbent directors at board and committee meetings in 2010 was 97 percent. Abbott encourages its board members to attend the annual shareholders meeting. Last year, all of Abbott's directors attended the annual shareholders meeting.

The board has determined that each of the following directors is independent in accordance with the New York Stock Exchange listing standards: R. J. Alpern, R. S. Austin, W. J. Farrell, H. L. Fuller, E. M. Liddy, P. N. Novakovic, W. A. Osborn, D. A. L. Owen, R. S. Roberts, S. C. Scott III, W. D. Smithburg, and G. F. Tilton. To determine independence, the board applied the categorical standards attached as Exhibit A to this proxy statement. The board also considered whether a director has any other material relationships with Abbott or its subsidiaries and concluded that none of these directors had a relationship that impaired the director's independence. This included consideration of the fact that some of the directors are officers or serve on boards of companies or entities to which Abbott sold products or made contributions or from which Abbott purchased products and services during the year. In making its determination, the board relied on both information provided by the directors and information developed internally by Abbott.

The board has risk oversight responsibility for Abbott and administers this responsibility both directly and with assistance from its committees. The board has determined that the current leadership structure, in which the offices of chairman and chief executive officer are held by one individual and an independent director acts as lead director, ensures the appropriate level of oversight, independence, and responsibility is applied to all board decisions, including risk oversight, and is in the best interests of Abbott and its shareholders. The chairman of the nominations and governance committee acts as the lead director to facilitate communication with the board and presides over regularly conducted executive sessions of the independent directors or sessions where the chairman of the board is not present. It is the role of the lead director to review and approve matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other board members. The lead director is chosen by and from the independent members of the board of directors, and serves as the liaison between the chairman and the independent directors; however, all directors are encouraged to, and in fact do, consult with the chairman on each of the above topics as well. The lead director, and each of the other directors, communicates regularly with the chairman and chief executive officer regarding appropriate agenda topics and other board related matters.

Abbott directors have backgrounds that when combined provide a portfolio of experience and knowledge that serve Abbott's governance and strategic needs. Director nominees are considered on the basis of a range of criteria including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. They must have demonstrated experience and ability that is relevant to the board's oversight role with respect to Abbott's business and affairs. Each director's biography includes the particular experience and qualifications that led the board to conclude that the director should serve on the board. The directors' biographies are on pages 4 to 7.

Committees of the Board of Directors

The board of directors has five committees established in Abbott's bylaws: the executive committee, audit committee, compensation committee, nominations and governance committee, and public policy committee. Each of the members of the audit committee, compensation committee, nominations and governance committee, and public policy committee is independent.

The executive committee, whose members are M. D. White, chairman, R. S. Austin, H. L. Fuller, R. S. Roberts, and W. D. Smithburg, held three meetings in 2010. This committee may exercise all the authority of the board in the management of Abbott, except for matters expressly reserved by law for board action.

The audit committee, whose members are R. S. Austin, chair, E. M. Liddy, D. A. L. Owen, S. C. Scott III, W. D. Smithburg, and G. F. Tilton, held seven meetings in 2010. The committee is governed by a written charter. This committee assists the board of directors in fulfilling its oversight responsibility with respect to Abbott's accounting and financial reporting practices and the audit process, the quality and integrity of Abbott's financial statements, the independent auditors' qualifications, independence, and performance, the performance of Abbott's internal audit function and internal auditors, and certain areas of legal and regulatory compliance. Each of the members of the audit committee is financially literate, as required of audit committee members by the New York Stock Exchange. The board of directors has determined that R. S. Austin, the committee's chair, is an "audit committee financial expert." A copy of the report of the audit committee is on page 41.

The compensation committee, whose members are W. D. Smithburg, chairman, W. J. Farrell, H. L. Fuller, E. M. Liddy, and W. A. Osborn, held five meetings in 2010. The committee is governed by a written charter. This committee assists the board of directors in carrying out the board's responsibilities relating to the compensation of Abbott's executive officers and directors. The compensation committee annually reviews the compensation paid to the members of the board and gives its recommendations to the full board regarding both the amount of director compensation that should be paid and the allocation of that compensation between equity-based awards and cash. In recommending director compensation, the compensation committee takes comparable director fees into account and reviews any arrangement that could be viewed as indirect director compensation. The processes and procedures used for the consideration and determination of executive compensation are described in the section of the proxy captioned, "Compensation Discussion and Analysis." This committee also reviews, approves, and administers the incentive compensation plans in which any executive officer of Abbott participates and all of Abbott's equity-based plans. It may delegate the responsibility to administer and make grants under these plans to management, except to the extent that such delegation would be inconsistent with applicable law or regulation or with the listing rules of the New York Stock Exchange. The compensation committee has the sole authority, under its charter, to select, retain and/or terminate independent compensation advisors. The committee has engaged Aon Hewitt to provide counsel and advice on executive and non-employee director compensation matters. Aon Hewitt, and its principal, report directly to the chair of the committee. The principal meets regularly, and as needed, with the committee in executive sessions, has direct access to the chair during and between meetings, and performs no other services for Abbott or its senior executives. The committee determines what variables it will instruct Aon Hewitt to consider, and they include: peer groups against which performance and pay should be examined, financial metrics to be used to assess Abbott's relative performance, competitive long-term incentive practices in the marketplace, and compensation levels relative to market practice. The committee negotiates and approves any fees paid to Aon Hewitt for these services. In 2010, the committee authorized payment of approximately $336,450 to Aon Hewitt for services rendered to the committee relating to executive compensation. Separately, Abbott management engaged Aon Hewitt to perform and paid approximately $11 million for unrelated services, including actuarial work, pension design and administration, insurance, and general consulting. The compensation committee was informed about these services, but its formal approval was not requested. A copy of the compensation committee report is on page 19.

The nominations and governance committee, whose members are H. L. Fuller, chairman, W. J. Farrell, P. N. Novakovic, W. A. Osborn, D. A. L. Owen, and R. S. Roberts, held two meetings in 2010. The committee is governed by a written charter. This committee assists the board of directors in identifying individuals qualified to become board members and recommends to the board the nominees for election as directors at the next annual meeting of shareholders, recommends to the board the persons to be elected as executive officers of Abbott, develops and recommends to the board the corporate governance guidelines applicable to Abbott, and serves in an advisory capacity to the board and the chairman of the board on matters of organization, management succession plans, major changes in the organizational structure of Abbott, and the conduct of board activities. The process used by this committee to identify a nominee to serve as a member of the board of directors depends on the qualities being sought. From time to time, Abbott engages an executive search firm to assist the committee in identifying individuals qualified to be board members. Board members should have backgrounds that when combined provide a portfolio of experience and knowledge that will serve Abbott's governance and strategic needs. In the process of identifying nominees to serve as a member of the board of directors, the nominations and governance committee considers the board's diversity of ethnicity, gender, and geography and assesses the effectiveness of the process in achieving that diversity. Board candidates will be considered on the basis of a range of criteria, including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. Directors should have demonstrated experience and ability that is relevant to the board of directors' oversight role with respect to Abbott's business and affairs.

The public policy committee, whose members are R. S. Roberts, chair, R. J. Alpern, R. S. Austin, and P. N. Novakovic held one meeting in 2010. The committee is governed by a written charter. This committee assists the board of directors in fulfilling its oversight responsibility with respect to Abbott's public policy, certain areas of legal and regulatory compliance, and governmental affairs and healthcare compliance issues that affect Abbott by discharging the responsibilities set forth in its charter.

Communicating with the Board of Directors

Interested parties may communicate with the board of directors by writing a letter to the chairman of the board, to the chairman of the nominations and governance committee, who acts as the lead director at the meetings of the independent directors, or to the independent directors c/o Abbott Laboratories, 100 Abbott Park Road, D-364, AP6D, Abbott Park, Illinois 60064-6400 Attention: corporate secretary. The general counsel and corporate secretary regularly forwards to the addressee all letters other than mass mailings, advertisements, and other materials not relevant to Abbott's business. In addition, directors regularly receive a log of all correspondence received by the company that is addressed to a member of the board and may request any correspondence on that log.

Corporate Governance Materials

Abbott's corporate governance guidelines, outline of directorship qualifications, director independence standards, code of business conduct and the charters of Abbott's audit committee, compensation committee, nominations and governance committee, and public policy committee are all available in the corporate governance section of Abbott's investor relations Web site (www.abbottinvestor.com).

Director Compensation

Abbott employees are not compensated for serving on the board or board committees. Abbott's non-employee directors are compensated for their service under the Abbott Laboratories Non-Employee Directors' Fee Plan and the Abbott Laboratories 2009 Incentive Stock Program.

The following table sets forth a summary of the non-employee directors' 2010 compensation.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)

R. J. Alpern	$114,000	$106,960	$0	$1,604	$8,266	$230,830

R. S. Austin	132,000	106,960	0	0	0	238,960

W. M. Daley	114,000	106,960	0	0	6,370	227,330

W. J. Farrell	114,000	106,960	0	5,772	8,881	235,613

H. L. Fuller	126,000	106,960	0	0	25,331	258,291

E. M. Liddy	58,000	0	0	0	0	58,000

P. N. Novakovic	57,000	0	0	0	0	57,000

W. A. Osborn	114,000	106,960	0	0	2,894	223,854

D. A. L. Owen	120,000	106,960	0	0	25,000	251,960

W. A. Reynolds	42,000	0	0	6,402	67,907	116,309

R. S. Roberts	122,000	106,960	0	5,346	32,185	266,491

S. C. Scott III	120,000	106,960	0	0	0	226,960

W. D. Smithburg	132,000	106,960	0	2,243	96,902	338,105

G. F. Tilton	120,000	106,960	0	0	28,559	255,519

(1)
Under the Abbott Laboratories Non-Employee Directors' Fee Plan, non-employee directors earn $9,500 for each month of service as a director (effective as of the 2011 Annual Meeting, this will increase to $10,500 for each month of service) and $1,000 for each month of service as a chairman of a board committee, other than the chairman of the audit committee. The chairman of the audit committee receives $1,500 for each month of service as a chairman of that committee and the other members of the audit committee receive $500 for each month of service as a committee member.

  Fees earned under the Abbott Laboratories Non-Employee Directors' Fee Plan are paid in cash to the director, paid in the form of vested non-qualified stock options (based on an independent appraisal of their fair value), deferred (as a non-funded obligation of Abbott), or paid currently into an individual grantor trust established by the director. The distribution of deferred fees and amounts held in a director's grantor trust generally commences when the director reaches age 65, or upon retirement from the board of directors. The director may elect to have deferred fees and fees deposited in trust credited to either a guaranteed interest account at the prime rate plus 2.25 percentage points or to a stock equivalent account that earns the same return as if the fees were invested in Abbott stock. If necessary, Abbott contributes funds to a director's trust so that as of year end the stock equivalent account balance (net of taxes) is not less than seventy-five percent of the market value of the related Abbott common stock at year end. Abbott pays the director for any tax owed with respect to the income earned by the trust or any supplemental contributions to the trust by Abbott.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines the grant date fair value of stock unit awards by multiplying the number of restricted stock units granted by the average of the high and low market prices of an Abbott common share on the date of grant.

  In addition to the fees described in footnote 1, the Abbott Laboratories 2009 Incentive Stock Program provides that each non-employee director elected to the board of directors at the annual shareholder meeting receives vested restricted stock units having a value of $107,000 (rounded down). In 2010, this was 2,108 units. Effective as of the 2011 Annual Meeting, each non-employee director elected at the annual shareholder meeting will receive vested restricted stock units having a value of $113,000 (rounded down). The non-employee directors receive cash payments equal to the dividends paid on the Abbott shares covered by the units at the same rate as other shareholders. Upon termination, retirement from the board, death, or a change in control of Abbott, a non-employee director will receive one Abbott common share for each restricted stock unit outstanding under the Incentive Stock Program.

  The following restricted stock units were outstanding as of December 31, 2010: R. J. Alpern, 4,573; R. S. Austin, 12,236; W. M. Daley, 12,236; W. J. Farrell, 10,347; H. L. Fuller, 12,236; W. A. Osborn, 6,490; D. A. L. Owen, 12,236; R. S. Roberts, 12,236; S. C. Scott III, 8,220; W. D. Smithburg, 12,236; and, G. F. Tilton, 8,220.

(3)
The following options were outstanding as of December 31, 2010: R. S. Austin, 6,668; H. L. Fuller, 37,782; D. A. L. Owen, 16,548; W. A. Reynolds, 25,461; R. S. Roberts, 16,179; and, W. D. Smithburg, 10,091.

(4)
The totals in this column include reportable interest credited under Abbott Laboratories Non-Employee Directors' Fee Plan during the year.

(5)
The amounts reported in this column include tax payments made primarily in connection with the director's existing trust established under the Abbott Laboratories Non-Employee Directors' Fee Plan, as follows: H. L. Fuller, $22,007; W. A. Reynolds, $44,765, and, W. D. Smithburg, $63,807. Charitable contributions made by Abbott's non-employee directors are eligible for a matching contribution (up to $25,000 annually). These amounts also include charitable matching grant contributions, as follows: R. J. Alpern, $3,500; D. A. L. Owen, $25,000; W. A. Reynolds, $16,500; R. S. Roberts, $20,000; W. D. Smithburg, $25,000; and, G. F. Tilton, $25,000.

Security Ownership of Executive Officers and Directors

The table below reflects the number of common shares beneficially owned as of January 31, 2011, by each director, by the chief executive officer, the chief financial officer, and the three other most highly paid executive officers (the "named officers"), and by all directors and executive officers of Abbott as a group. It also reflects the number of stock equivalent units and restricted stock units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan.

Name	Shares Beneficially Owned (1)(2)(3)	Stock Options Exercisable within 60 days of January 31, 2011	Stock Equivalent Units

R. J. Alpern	4,573	0	1,231

R. S. Austin	19,080	6,668	0

W. J. Farrell	11,347	0	0

T. C. Freyman	388,285	803,756	0

H. L. Fuller	17,436	37,782	61,829

R. A. Gonzalez	137,333	521,192	0

E. M. Liddy	1,135	0	1,166

J. V. Mazzo	76,596	449,072	0

P. N. Novakovic	500	0	0

W. A. Osborn	20,490	0	6,341

D. A. L. Owen	14,196	16,548	6,783

R. S. Roberts	23,728	4,738	1,605

L. J. Schumacher	135,563	503,946	0

S. C. Scott III	14,220	0	5,798

W. D. Smithburg	45,170	10,091	136,068

G. F. Tilton	15,570	0	8,241

M. D. White	1,282,914	4,296,672	0

All directors and executive officers as a group (4)(5)	3,980,567	10,624,549	229,062

(1)
The table includes shares held in the officers' accounts in the Abbott Laboratories Stock Retirement Trust as follows: T. C. Freyman, 983; M. D. White, 21,556; and, all executive officers as a group, 75,537. Each officer has shared voting power and sole investment power with respect to the shares held in his or her account.

(2)
The table includes restricted stock units held by the non-employee directors and payable in stock upon their retirement from the board as follows: R. J. Alpern, 4,573; R. S. Austin, 12,236; W. J. Farrell, 10,347; H. L. Fuller, 12,236; W. A. Osborn, 6,490; D. A. L. Owen, 12,236; R. S. Roberts, 12,236; S. C. Scott III, 8,220; W. D. Smithburg, 12,236; G. F. Tilton, 8,220; and, all directors as a group, 99,030.

(3)
The table includes shares pledged as security as follows: T. C. Freyman, 19,461; and M. D. White, 476,303.

(4)
Certain executive officers of Abbott are fiduciaries of several employee benefit trusts maintained by Abbott. As such, they have shared voting and/or investment power with respect to the common shares held by those trusts. The table does not include the shares held by the trusts. As of January 31, 2011, these trusts owned a total of 48,182,427 (3.1%) of the outstanding shares of Abbott.

(5)
Excluding the shared voting and/or investment power over the shares held by the trusts described in footnote 4, the directors, director nominees, and executive officers as a group together own beneficially less than one percent of the outstanding shares of Abbott.

Executive Compensation

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis ("CD&A") describes Abbott's (the "Company") executive compensation program in 2010. In particular, this CD&A explains how the Compensation Committee (the "Committee") and Board of Directors made its compensation decisions for our executives, including the five named Executive Officers: Miles D. White, Chairman of the Board and Chief Executive Officer; Thomas C. Freyman, Executive Vice President, Finance & Chief Financial Officer; Laura J. Schumacher, Executive Vice President, General Counsel and Secretary; Richard A. Gonzalez, Executive Vice President, Pharmaceutical Products Group; and James V. Mazzo, Senior Vice President, Abbott Medical Optics.

It is organized in three primary sections: first, a description of the pay philosophy the Committee has established for our Executive Officers; second, a description of the process the Committee utilizes to examine performance in the context of executive pay decisions; and lastly, a description of the performance goals and results for each named Executive Officer.

The Committee believes performance must always be assessed in the context of market and business conditions.

Abbott delivered industry-leading growth in 2010, despite a difficult global business environment and particular challenges to the healthcare industry. In the face of a weak global economy, healthcare cost containment measures around the world, and rising regulatory hurdles that make it more difficult to get new medical products approved, Abbott delivered double-digit sales and earnings growth, record cash flow and improved ongoing gross margin of more than 60%, while returning more than $2.6 billion to shareholders in the form of dividends, which rose for the 38th consecutive year.

Over the past five years the company has delivered shareholders a total return of 39.9%, significantly outperforming the Dow Jones Industrial Average and Standard & Poor's Index for that period. At the same time, it remained strategically active to help ensure the sustainability of its top-tier performance.

In 2010, our sales and ongoing earnings growth came in many different forms: from our existing products, from new product launches, from geographic expansion, and from acquisitions. We maintained commercial leadership positions in a wide range of attractive growth markets. And, importantly, we not only grew our sales, but we continue to take actions to improve the profitability of our operating businesses.

A particular focus of the year was expanding our presence in emerging markets, which are expected to grow at three times the rate of developed markets over the next five years, making them perhaps the most attractive opportunity in the pharmaceutical business today. In 2010, Abbott took a number of steps that quickly transformed it into a major player in emerging markets. The Solvay and Piramal acquisitions combined to make Abbott the largest pharmaceutical company in India, an $8 billion market expected to double in the next five years. The company also completed a licensing agreement with Zydus Cadila to market a large portfolio of branded generic products across a broad range of emerging markets. To give this business the attention and resources it needs, Abbott formed a new division, the Established Products Division, to focus exclusively on this opportunity.

At the same time, the company was equally active in building and accelerating its internal new-product pipeline for future growth. Through its acquisition of Facet Biotech Corporation and other agreements, Abbott gained four new molecular entities (NMEs) in late-stage development, and expects to have nearly 20 NMEs and indications in Phase II or Phase III development by the end of 2011. These include unique compounds for such major health needs as chronic kidney disease, women's health, oncology, immunology, hepatitis C, neuroscience and pain management, among other areas of high medical opportunity.

COMPENSATION PHILOSOPHY AND COMPONENTS OF PAY

Abbott and its Compensation Committee have established a compensation philosophy that is designed to attract and retain executives whose talent and contributions sustain the profitable growth of the Company. The intent of this philosophy is to directly support achievement of the Company's primary business strategies and goals, while also aligning executives' performance and rewards with shareholders' interests. Consequently, the Committee believes the vast majority of executive compensation at Abbott is, by definition therefore, performance-based.

There are four primary pay components that make up our executive pay program: base pay, benefits, annual bonuses, and long-term incentives. Each serves complimentary, but different and specific purposes.

Base Pay

Setting appropriate levels of base pay ensures Abbott can attract and keep a leadership team that will continue to meet our commitments to customers and patients and sustain profitable growth for our shareholders. Talented executives have choices of where they work, and our base pay rates need to be competitive in the context of total compensation.

Benefits

As with all Abbott employees, Executive Officers are provided certain employment and post-employment benefits. Benefits are an important part of retention and capital preservation for all levels of employees, protecting against the expense of unexpected catastrophic loss of health and/or earnings potential, as well as providing a means to save and accumulate for retirement or other post-employment needs.

Annual Bonus

Abbott's annual bonus (short-term incentive) is intended to align executives' interests directly with the annual operating strategies, financial goals, and leadership requirements of the business. They provide a direct link between executives' short-term incentives and the Company's annual performance results through both measurable financial and operational performance and subjective assessments of strategic progress. Some goals, strategies, and leadership requirements may apply to all executives and as such, may be corporate priorities that are shared by all Executive Officers in any given year (for example, earnings per share targets in 2010, as will be disclosed later). Measurable financial goals apply to some executives, reflecting their specific areas of responsibility.

Most executives also carry strategic or leadership-oriented goals, which require qualitative, subjective assessment of their progress during the year. Finally, the process allows for Committee discretion, since many goals, especially for certain positions, cannot be reduced to formulaic, numerical targets, or anticipated in advance. By definition, therefore, short-term incentives directly tie executives' pay with both company and individual results allowing for Committee discretion to address unforeseen developments. In the aggregate, short-term incentives should be paid roughly at target when results are substantively met, below target if not substantively met, and above target if substantively exceeded.

Long-Term Incentives

Long-term incentives serve two primary purposes: first, to directly align the largest component of executive pay with shareholders' direct, long-term interests; and secondly, to help ensure continued performance success through effective focus and retention of executive talent. Executives' interests are directly aligned with those of shareholders in two ways – first, through direct stock ownership. Executives, as shareholders, benefit from the results they create for other shareholders. Secondly, the level of awards executives receive vary, by design, through operation of the Plan and through the Committee's judgment, based on the Company's overall performance, as assessed by the Committee. The Committee considers, among others, measures that either directly track shareholder returns or operating or strategic results which lead to the creation or loss of shareholder value. Awards are further differentiated based on each executive's specific contribution to long-term strategic results and leadership contribution. To achieve this outcome, Abbott grants non-qualified stock options, full-value performance-based shares, and full-value restricted shares, subject to vesting requirements.

Historically, and in 2010, long-term incentives have comprised roughly 70 percent of total compensation for Abbott Executive Officers. Accordingly, this is a compelling and direct link of executives' long-term incentive with Company and shareholder results.

HOW EXECUTIVE PAY DECISIONS ARE MADE

As noted previously, the vast majority of pay decisions are performance-based. Specific goals and targets are the foundation of our pay-for-performance process and this segment will describe how they apply to specific pay components. It is important to remember, however, that while our pay process is based on a comprehensive, multi-level review at all levels, it is not formulaic. Some goals can be measured objectively against pre-determined financial results. Others take the form of the Committee's subjective assessment of success and progress against strategic objectives or leadership results, which cannot be scored by numeric or formulaic application of measurable criteria. Consequently, while final pay decisions are guided by some specific, objective measures, the Committee, in consultation with its independent compensation consultant also considers, at both the Company and individual level, a combination of objective and subjective measures in the overall assessment of performance and the pay decisions that result from that assessment. Specifically, discussion of the decision-making criteria for each component follows.

Base Pay

Base pay targets must be competitive with the target market from which talent is obtained. Our comparison groups for setting targets for base pay include two global reference groups:

1.
Primarily to direct health care competitors. This group presently includes Amgen, Bristol-Myers Squibb Company, Eli Lilly and Company, Glaxo SmithKline plc, Johnson & Johnson, Merck & Company, Inc., Novartis and Pfizer, Inc.

2.
Secondarily, to a select group of global, diversified high performing companies with a five-year average return on equity of 18 percent or higher and similar to Abbott in terms of size and/or scope of operations. This group currently includes 3M Company, Bristol-Myers Squibb Company, Caterpillar, The Coca-Cola Company, Colgate-Palmolive Company, General Dynamics Corporation, General Mills, Inc., H.J. Heinz Company, Kellogg Company, Kimberly-Clark Corporation, McDonald's Corporation, Merck & Company, Inc., PepsiCo, Inc. and Procter & Gamble.

Generally, targets are set in a manner that references the median of the health care comparison group as an initial benchmark, but may be adjusted upon secondary reference to the high-performing group. Specific pay rates, however, are based on an executive's profile, performance, experience, unique skills, and internal equity with others at Abbott. Once the rate of pay is set in this manner at either hire or upon promotion or transfer, subsequent changes in pay, including salary increases, when appropriate, are based on the executive's performance, the job he or she is performing or assuming, internal equity, and the Company's operating budget. In this sense, base pay is performance-based as well and is aligned with the individual's relative contribution / performance and body of work. The external references have little, if any impact, once the initial position rate is established.

Annual Bonus

All of Abbott's five named officers participate in the 1998 Abbott Laboratories Performance Incentive Plan (the "PIP"). The PIP is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for performance-based compensation.

Each year, maximum award allocations for PIP participants as a percentage of consolidated net earnings are set. For 2010, the maximum award for the Chief Executive Officer was .0015 of adjusted consolidated net earnings for the fiscal year-end for all of the other named officers, .00075 of adjusted consolidated net earnings. Historically, and in 2010, the Committee exercised its discretion to deliver PIP awards that were below the maximum awards that are authorized in the Plan.

Assessments of performance against financial results take into account the impact of specified factors or events, and the appropriateness of these adjustments is reviewed annually. In 2010, specified adjustments comprised of after-tax charges of $0.20 per share for acquired in-process research and development, $0.67 per share associated primarily with the acquisitions of Solvay Pharmaceuticals and Piramal Healthcare Solutions, including announced restructuring plans, as well as other cost reduction initiatives, $0.07 per share for litigation reserve, $0.06 per share for costs of a product recall and drug withdrawal, $0.10 per share for an impairment of an intangible asset, $0.07 per share for the one-time impact of the devaluation of the Venezuelan Bolivar, and $0.04 per share for specific health care reform impact on deferred tax assets.

In making its determination regarding the actual award to all participants, the Committee considered pre-determined financial goals and individual goals, some of which were objective and quantifiable, and other strategic or leadership goals for which their subjective assessment was not solely dictated by numeric or formulaic applications of measurable criteria. Moreover, while each participant had predetermined goals, the Committee also considered relative achievements, or developments (in the Company, marketplace and the global economy) that could not have been foreseen when individual goals were written.

Goals that were specific for each named Executive Officer will be described separately.

Long-Term Incentives

Long-term incentive targets are driven by two primary factors: first, internal equity and the executive's relative contribution to the Company's long-term success; secondly, the Company's performance against both short- and long-term returns to shareholders, as well as relative performance against financial or operating measures that drive shareholder returns, performance against strategic objectives, such as pipeline development or acquisitions (which may actually dilute returns in the short-term, but are, in the Committee's judgment, in the best long-term interest of the Company and its shareholders). While long-term incentive awards may be awarded annually, the Committee's assessment includes one-, three-, and five-year measures of a number of relative benchmarks, including total shareholder return, return on equity, return on net assets, and earnings per share growth. The results are compared to both our direct health care competitors and the high performance reference group mentioned earlier.

These long-term measures are all taken into consideration without specific weighting. In aggregate, they provide the Committee with a relative performance rating of Abbott to peers on a one-, three- and five-year period. Then, starting with the independent compensation consultant's recommendations regarding target or reference levels of appropriate long-term incentive by individual, the Committee determines grants for each individual based on their objective and subjective assessment of performance, progress against strategic milestones, and environmental factors, which affected the individual's or Company's performance.

It is important to note that while the Committee may target pay levels for a group of executives or a specific executive at, higher than, or below a certain performance percentile which the independent compensation consultant may forecast, the actual awards are made without knowledge of the actual long-term incentive awards for the current performance period, since some elements of competitors' actual performance and their actual compensation awards for the current performance period are unknown at the time of award. The independent compensation consultant's long-term incentive information always reflects prior performance periods, so it is impossible at the time of the award to precisely predict where actual pay decisions will leave Abbott's Executive Officers in comparison to others.

Long-Term Incentives – Equity Awards

For 2009, Abbott was the top ranked company for total shareholder return for the three-year performance period, and ranked second in the health care group on a five-year basis. Based on the committee's assessment of this performance, the goals of the company's long-term incentive program, each individual's relative performance against his or her pre-determined goals, current outstanding awards held by named officers and the recommendation of its independent compensation consultant, the Committee delivered long-term incentive awards that were intended to, in aggregate, reflect performance above the median but less than the top quartile of the health care peer comparison group.

Applying these standards, the Committee determined the value for each named officer and made the awards reported in the Summary Compensation Table as shown on page 22 of this proxy statement. Further, the Committee determined, in 2010, based on market practice, advice from its independent compensation consultant and in consideration of the recommendations of institutional shareholders, the long-term incentive award for named officers should be in the form of 25 percent stock options and 75 percent performance-vested shares.

Abbott's policy with respect to its annual equity award for all employees, including the Chief Executive Officer, Executive Officers and all other officers of the company, is to grant this award and set the grant price at the same time each year, at the Compensation

Committee's regularly scheduled February meeting. These meeting dates are generally the third Friday of February and are scheduled two years in advance. In 2010, the annual grant was dated and the grant price set on February 19th. The historical practice for setting the grant price is the average of the highest and lowest trading price of a common share on the date of the grant (rounded up to the next even penny). The grant price for the 2010 annual grant was set at $54.50. The high, low and closing price of an Abbott common share on February 19th was $54.89, $54.08 and $54.38, respectively.

In establishing criteria for performance vesting shares, the Committee considered the recommendation of its independent compensation consultant, and the fact that the secondary comparison of "High-Performance Companies" is currently defined by five-year average return on equity of 18 percent or greater.

Accordingly, performance-based stock awards granted in 2010 will be earned (vested) over a period of up to five years, with not more than one-third of the award vesting in any one year, dependent upon the company achieving an annual return on equity threshold of 18 percent from continuing operations adjusted for specified items per the quarterly earnings releases (which is currently above the median of Abbott's Standard Industrial Classification peer group). If the thresholds are met in three of the five years, 100 percent of the performance shares will vest. If the thresholds are missed in all five years, 100 percent of the performance shares will be forfeited. Outstanding restricted shares receive dividends at the same rate as all other shareholders.

DISCUSSION OF NAMED EXECUTIVE OFFICERS
2010 Financial and Other Goals

FINANCIAL GOALS

Name	Goal and Expected Result	Results Achieved

Miles D. White	A. Adjusted Diluted EPS of $4.11	A. Adjusted Diluted EPS of $4.17
	B. Sales of $36.62BN	B. Sales of $35.17BN
	C. Adjusted Earnings Before Taxes of $7.67BN	C. Adjusted Earnings Before Taxes of $7.77BN
	D. Adjusted Return on Assets of 14.5%	D. Adjusted Return on Assets of 15.0%
	E. Adjusted Return on Equity of 25.9%	E. Adjusted Return on Equity of 26.5%
	F. Operating Cash Flow of $7.4BN	F. Operating Cash Flow of $8.7BN

Thomas C. Freyman	A. Adjusted Diluted EPS of $4.11	A. Adjusted Diluted EPS of $4.17
	B. Adjusted Return on Assets of 14.5%	B. Adjusted Return on Assets of 15.0%
	C. Adjusted Return on Equity of 25.9%	C. Adjusted Return on Equity of 26.5%
	D. Operating Cash Flow of $7.4BN	D. Operating Cash Flow of $8.7BN
	E. Maintain debt ratings	E. Achieved

Richard A. Gonzalez	A. Adjusted Diluted EPS of $4.11	A. Adjusted Diluted EPS of $4.17
	B. Achieve PPG Net Sales of $18,183MM	B. Adjusted Net Sales of $17,679MM
	C. Achieve PPG Division Margin of $6,766MM	C. Adjusted Division Margin of $6,813MM
	D. Deliver 2010 acquisition-related sales and associated margin per Plan	D. Achieved

Laura J. Schumacher	A. Adjusted Diluted EPS of $4.11	A. Adjusted Diluted EPS of $4.17

James V. Mazzo	A. Adjusted Diluted EPS of $4.11	A. Adjusted Diluted EPS of $4.17
	B. Achieve AMO Net Sales of $1,136.4MM	B. Adjusted Net Sales of $1,042.0MM
	C. Deliver Division Margin per Plan	C. Not Achieved
	D. Quarterly Division Margin target per Plan	D. Not Achieved
	E. Achieve Plan Gross Margin for AMO	E. Not Achieved

OTHER GOALS

Miles D. White:

Achieve strategic objectives for proprietary pharmaceutical business, including proprietary pipeline activities and infrastructure enhancements; develop and execute strategies relating to emerging markets, including establishment of organizational structure and management team; ensure successful integration of prior acquisition targets; capitalize on key strategic initiatives to develop non-pharmaceutical businesses; execute investor relations strategies to enhance shareholder value; involvement in external and civic engagements; development of key senior management talent.

Results: Mr. White achieved the above goals in all material aspects.

Thomas C. Freyman:

Manage Solvay acquisition financing and integration; based on cash flow analysis, and rating agency guidelines, define financing structure over the long-range plan timeframe; complete key milestones for ERP systems program; support appropriate valuation of the Company given growth prospects through investor relations activities.

Results: Mr. Freyman achieved the above goals in all material aspects.

Laura J. Schumacher:

Execute legal strategies to manage key intellectual property and other litigation matters to minimize exposure to Company and enhance shareholder value; lead Company's Licensing and Acquisitions group on key transactions designed to enhance the proprietary pharmaceutical pipeline, and expand the Medical products, Diagnostic and Nutrition groups; execute key compliance initiatives in the Company's Office of Ethics and Compliance.

Results: Ms. Schumacher achieved the above goals in all material aspects.

Richard A. Gonzalez:

Prepare and execute Solvay integration plans; develop and implement a strategy to optimize the acquired Solvay portfolio; leverage mature products to create a unified Established Products Division; identify specific actions to improve gross margin over the long-range plan; create a consolidated Global Strategic Marketing & Services division; establish a partnership to source and manage products for emerging markets; execute strategy related to biologics; broadly advance pipeline by advancing development of products across all development stages; support development of key senior management future talent.

Results: Mr. Gonzalez achieved the above goals in all material aspects.

James V. Mazzo:

Further development of ophthalmologic pipeline products; continue quality improvement initiatives; lead integration of Visiogen acquisition; develop strategic plans and intellectual property strategies for key product categories; strengthen AMO talent capabilities and culture advancement.

Results: Mr. Mazzo met some strategic and operating goals, but certain financial goals of the medical optics business were not achieved.

GOAL PERFORMANCE AND 2010 COMPENSATION DECISIONS

The individual goals described above are determined at the beginning of the year as part of the Company's annual performance and compensation planning process. The Committee considers, both at the Company and individual level, achievement with respect to these goals, as well as the performance of the individual overall with respect to all matters not specifically defined in the pre-determined goals, including leadership competencies and other individual contributions to Company performance on a qualitative basis. Additionally, the Committee may also consider unforeseen circumstances or developments (in the Company, marketplace, and/or the global economy) that may have affected performance.

For each participant, a target bonus is set as follows:

Base Salary * Target Bonus Percent = Target Bonus Amount

Actual bonuses were above or below the target based on a comprehensive review of individual and corporate performance by the Committee, and its independent compensation consultant.

To determine each individual's annual bonus, the Committee considered the executive's target bonus, expressed as a percent of base pay, and made its final determination of the appropriate award at, above or below the target, considering all of these factors, and in consultation with its independent compensation consultant. While the review is comprehensive, it is not solely formulaic.

In each case, for all of the named officers, and furthermore, all other Executive Officers not subject to this disclosure, there were multiple levels of review of the proposed award. For the CEO, the Compensation Committee and the independent compensation consultant reviewed the proposed compensation. For the other named officers and other Executive Officers not subject to this disclosure, the CEO, Compensation Committee and the Committee's independent compensation consultant reviewed the proposals.

Abbott's overall merit increase budget in the U.S. was 3.0 percent in 2010.

Mr. White – Chairman and Chief Executive Officer

Mr. White received a base salary increase of 2.0 percent effective March 1, 2010. Effective February 18, 2011, he was awarded a bonus of $3,700,000, which was above his target bonus of 150 percent of base pay. Effective February 19, 2010, he received long-term incentives, including a 295,000 share stock option grant and a 200,000 share performance vesting restricted stock award. In total, the Committee's intention was for Mr. White to receive compensation that reflected his role in leading strong strategic and operating results for the Company.

Mr. Freyman – Chief Financial Officer

Mr. Freyman received a base salary increase of 3.0 percent effective March 1, 2010. Effective February 18, 2011, he was awarded a bonus of $1,200,000, which was above his target bonus of 110 percent of base pay. Effective February 19, 2010, he received long-term incentives, including a 87,100 share stock option grant, a 59,400 share performance-vesting restricted stock award and a 32,000 share retention-restricted stock award which vests upon the third anniversary of the award.

Mr. Gonzalez – Pharmaceutical Products

Mr. Gonzalez was President, Abbott Ventures Inc. until June 30, 2010 when he also assumed the role of Executive Vice President, Pharmaceutical Products. Mr. Gonzalez's base salary was set at $825,000 and he received a bonus of $300,000 upon his appointment to Executive Vice President, Pharmaceutical Products. Effective February 18, 2011, he was awarded a bonus of $848,900, which was 98 percent of his target bonus of 105 percent of base pay. He received long-term incentives, including a 40,000 share retention-restricted stock grant, effective February 19, 2010, while serving as President, AVI and effective July 1, 2010, a 64,000 share retention-restricted stock grant when he accepted the role of EVP, Pharmaceutical Products.

Ms. Schumacher – General Counsel and Secretary

Ms. Schumacher received a base salary increase of 3.0 percent effective March 1, 2010. Effective February 18, 2011, she was awarded a bonus of $1,100,000, which was above her target bonus of 110 percent of base pay. Effective February 19, 2010, she received long-term incentives, including a 58,000 share stock option grant, a 39,600 share performance-vesting restricted stock award and a 32,000 share retention-restricted stock award which vests upon the third anniversary of the award.

Mr. Mazzo – Medical Optics

Mr. Mazzo received a base salary increase of 3.0 percent effective March 1, 2010. Effective February 18, 2011, he was awarded a bonus of $398,400, which was below his target bonus of 100 percent of base pay. Effective February 19, 2010, he received long-term incentives, including a 28,700 share stock option grant, a 19,600 share performance-vesting restricted stock award and a 21,000 share retention-restricted stock award which vests upon the third anniversary of the award.

Post Termination and Other Benefits

Each of the benefits described below were chosen to support the company's objective of providing a total competitive pay program. Individual benefits do not directly affect decisions regarding other benefits or pay components, except to the extent that all benefits and pay components must, in aggregate, be competitive, as previously discussed. Mr. Gonzalez, who had retired from Abbott in 2007, returned to work at Abbott in 2009. Upon his initial return to work at Abbott in 2009, and upon his interim appointment as EVP, Pharmaceutical Products in 2010, Mr. Gonzalez did not resume participation in any of Abbott's employee benefits plans for active employees. Instead, he continues to receive Abbott retiree benefits, including pension and retiree healthcare benefits.

Retirement Benefits

The named officers participate in two Abbott-sponsored defined benefit plans: the Abbott Laboratories Annuity Retirement Plan and the Abbott Laboratories Supplemental Pension Plan. As stated above, Mr. Gonzalez is not accruing any additional benefits under these plans. These plans are described in greater detail in the section of the proxy statement captioned "Pension Benefits."

Since officers' Supplemental Pension Plan benefits cannot be secured in a manner similar to qualified plans, which are held in trust, officers receive an annual cash payment equal to the increase in present value of their Supplemental Pension Plan benefit. Officers have the option of depositing these annual payments to an individually established grantor trust, net of tax withholdings. Deposited amounts may be credited with the difference between the officer's actual annual trust earnings and the rate used to calculate trust funding (currently 8 percent). Amounts deposited in the individual trusts are not tax deferred. Since amounts contributed to the trust have already been taxed, Abbott remits the tax owed on the income earned by the trust or any company adjustment paid to the trust, thus preserving the parity of the benefit to those payable under the Annuity Retirement Plan. The manner in which the grantor trust will be distributed to an officer upon retirement from the company generally follows the manner elected by the officer under the Annuity Retirement Plan. Should an officer (or the officer's spouse depending upon the pension distribution method elected by the officer under the Annuity Retirement Plan) live beyond the actuarial life expectancy age used to determine the Supplemental Pension Plan benefit and therefore exhaust the trust balance, the Supplemental Pension Plan benefit will be paid to the officer by Abbott.

Deferred Compensation

Officers of the company, like all U.S. employees, are eligible to defer a portion of annual base salary, on a pre-tax basis, to the company's qualified 401(k) plan, up to the IRS contribution limits. Officers are also eligible to defer up to 18 percent of their base salary, less contributions to the 401(k) plan, to a non-qualified plan. All U.S. employees may defer up to 18 percent as well, subject to IRS limits. One hundred percent (100 percent) of annual incentive awards earned under the company's Performance Incentive Plan are also eligible for deferral to a non-qualified plan. Officers may defer these amounts to unfunded book accounts or choose to have the amounts paid in cash on a current basis and deposited into individually established grantor trusts, net of tax withholdings. These amounts are credited annually with earnings equivalent to the average prime rate over the previous thirteen months plus 2.25 percent. Amounts deposited in the individual trusts are not tax deferred. Since amounts contributed to the trusts have already been taxed, Abbott remits the tax owed on the income earned by the trusts or any company adjustment paid to the trusts. Officers elect the manner in which the assets held in their grantor trusts will be distributed to them upon retirement or other separation from the company.

Change in Control Arrangements

Messrs. White, Freyman and Gonzalez do not have change in control agreements, however, Abbott's other Executive Officers have individual change in control agreements. The purpose of these agreements is to aid in retention and recruitment, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the company and to protect the earned benefits of the officer against adverse changes resulting from a change in control. The level of payments provided under the agreements is established to be consistent with market practice as confirmed by data provided the Committee by its independent compensation consultant. These arrangements are described in greater detail in the section of the proxy captioned "Potential Payments Upon Termination or Change in Control."

Financial Planning

Named officers are eligible for up to $10,000 of annual costs associated with estate planning advice, tax preparation and general financial planning fees. If an officer chooses to utilize this benefit, fees for services received up to the annual allocation are paid by the company and are treated as imputed income to the officer who then is responsible for payment of all taxes due on the fees paid by the company.

Company Automobile

U.S. named officers are eligible for use of a company-leased vehicle, with a lease term of 50 months. Seventy-five percent (75 percent) of the cost of the vehicle is imputed to the officer as income for federal income tax purposes.

Company Aircraft

Non-business related flights on corporate aircraft by Messrs. White and Freyman are covered by time-sharing lease agreements, pursuant to which certain costs associated with those flights are reimbursed by the executives to the Company in accordance with Federal Aviation Administration regulations.

Disability Benefit

In addition to Abbott's standard disability benefits, the named officers are eligible for a monthly long-term disability benefit, which is described in greater detail in the section of the proxy captioned, "Potential Payments Upon Termination or Change in Control."

SHARE OWNERSHIP GUIDELINES

To further promote sustained shareholder return and to ensure the company's executives remain focused on both short and long-term objectives, the company has established share ownership guidelines. Each officer has five years from the date appointed/elected to his/her position to achieve the ownership level associated with the position. The share ownership requirements are 175,000 shares for the Chief Executive Officer; 50,000 shares for Executive Vice Presidents and Senior Vice Presidents and 25,000 shares for all other officers. All named officers meet or substantially exceed the guidelines.

As provided in Abbott's Stock Incentive Program, no award may be assigned, alienated, sold or transferred otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or as permitted by the Committee for estate planning purposes, and no award and no right under any award, may be pledged, alienated, attached or otherwise encumbered. All members of senior management, including the company's Executive Officers and certain other employees are required to clear any transaction involving company stock with the General Counsel prior to entering into such transaction.

COMPLIANCE

The Performance Incentive Plan and Incentive Stock Program, which are described above, are intended to comply with Internal Revenue Code Section 162(m) to ensure deductibility.

The Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Committee believes that shareholder interests are best served by not restricting the Committee's discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee may from time to time approve components of compensation for certain officers that are not deductible.

While the Committee does not anticipate there would ever be circumstances where a restatement of earnings upon which any incentive plan award decisions were based would occur, the Committee, in evaluating such circumstances, has discretion to take all actions necessary to protect the interests of shareholders up to and including actions to recover such incentive awards. Such circumstances have never occurred.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is primarily responsible for reviewing, approving and overseeing Abbott's compensation plans and practices, and works with management and the committee's independent consultant to establish Abbott's executive compensation philosophy and programs. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

W. D. Smithburg, Chairman, W. J. Farrell, H. L. Fuller, E. M. Liddy, and W. A. Osborn.

Compensation Risk Assessment

During 2010, Abbott, through its Human Resources department in coordination with Internal Audit, conducted a risk assessment of its compensation policies and practices for employees, including those related to its executive compensation programs. Abbott's risk assessment included a qualitative and quantitative analysis of its employee compensation and benefit programs, including those for its executive officers. Abbott also considered how these programs compare, from a design perspective, to programs maintained by other companies. Based on this assessment, Abbott determined its compensation and benefit programs appropriately incent employees and any risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on Abbott. The following factors were among those considered in making this determination:

  •
  Abbott's long-established compensation structure has contributed to a corporate culture that encourages employees to regard Abbott as a career employer. For example, Abbott's U.S. employees participate in an Abbott sponsored defined benefit pension plan. Equity awards (discussed in more detail below) also vest over multi-year periods. Both forms of compensation encourage Abbott employees to consider the long-term impact of their decisions and align their interests with those of Abbott's shareholders.

  •
  Abbott's long-term incentive program focuses executives on longer-term operating performance and shareholder returns. For 2010, Abbott's executive officers received roughly 70% of their total compensation in the form of long-term equity incentives (25% of which are stock options, vesting over multi-year periods and 75% of which are performance awards, which vest over a period of up to five years with not more than one-third of the award vesting in any one year). Abbott's officers do not receive any of their long-term incentive compensation in cash.

  •
  Abbott's annual incentive program places an appropriate weighting on earnings achievement by balancing it with other factors. Since earnings are a key component of stock price performance, this aspect of Abbott's compensation plan also promotes alignment with shareholder interests.

  •
  Abbott makes equity awards and sets grant prices at the same time each year, at the compensation committee's regularly scheduled meeting. In addition, Abbott does not award discounted stock options or immediately vesting stock options or restricted stock.

  •
  Abbott has share ownership guidelines for its officers, which promotes alignment with shareholder interests.

  •
  Abbott's compensation committee has the ability to exercise downward discretion in determining annual incentive plan payouts. Historically, and in 2010, the compensation committee exercised its discretion to deliver annual incentive plan awards below the maximums.

  •
  Abbott requires mandatory training on its codes of conduct and policies and procedures to educate its employees on appropriate behaviors and the consequences of taking inappropriate actions.

  •
  Abbott does not include certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting toward annual incentives, highly leveraged payout curves, unreasonable thresholds, and steep payout cliffs at certain levels that may encourage short-term business decisions to meet payout thresholds.

This assessment was discussed with the compensation committee and its independent compensation consultant.

Performance Graph

The following graph compares the change in Abbott's cumulative total shareholder return on its common shares with the Standard & Poor's 500 Index and the Standard & Poor's 500 Health Care Index. Abbott's cumulative total shareholder returns have outperformed both the Standard & Poor's 500 Index and the Standard & Poor's 500 Health Care Index over the period shown on the following graph.

Summary Compensation Table

The following table summarizes compensation awarded to, earned by, or paid to the named officers. The section of the proxy statement captioned "Compensation Discussion and Analysis – Compensation Components" describes in greater detail the information reported in this table.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)		Total ($)

Miles D. White,	2010	$1,893,371	$0		$10,897,000	$2,725,800	$3,700,000	$5,540,384	$807,728		$25,564,283
Chairman of the Board,
Chief Executive Officer	2009	1,852,319	0		12,449,900	3,016,000	3,900,000	4,286,007	709,770		26,213,996
and Director
	2008	1,795,471	0		7,499,925	10,757,796	4,200,000	3,149,302	850,893		28,253,387

Thomas C. Freyman,	2010	941,923	0		4,979,929	804,804	1,200,000	1,517,254	123,392		9,567,302
Executive Vice
President, Finance	2009	914,461	0		4,124,706	1,004,096	1,286,000	2,149,511	82,453		9,561,227
and Chief Financial
Officer	2008	886,363	0		1,744,427	1,456,050	1,232,500	1,007,849	140,942		6,468,131

Richard A. Gonzalez	2010	742,080	300,000	(7)	5,135,240	0	848,900	63,866	262,033		7,352,119
Executive Vice President,
Pharmaceutical
Products Group

Laura J. Schumacher	2010	823,329	0		3,901,126	535,920	1,100,000	628,869	137,957		7,127,201
Executive Vice President,
General Counsel	2009	799,350	0		2,479,154	602,272	1,075,000	677,765	90,519		5,724,060
and Secretary
	2008	774,808	0		1,511,096	1,495,068	986,700	340,994	146,504		5,255,170

James V. Mazzo,	2010	814,648	0		2,212,091	265,188	398,400	129,954	7,684,770	(8)	11,505,051
Senior Vice President,
Abbott Medical Optics	2009	640,866	0		2,615,750	0	349,000	91,701	6,696,768	(8)	10,394,085

(1)
In accordance with the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines grant date fair value by multiplying the number of shares granted by the average of the high and low market prices of an Abbott common share on the award's date of grant.

(2)
In accordance with the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. These amounts include the following aggregate grant date fair values attributable to replacement stock options issued in 2008 with respect to original option grants made before 2005: M. D. White, $4,705,196; T. C. Freyman, $0; and, L. J. Schumacher, $233,158. None of the named officers received any replacement options in 2009 or 2010. Except for outstanding options that have a replacement option feature, options granted after 2004 do not include a replacement option feature. When the exercise price of an option with a replacement option feature is paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option are paid) with Abbott common shares held by the named officer, a replacement option may be granted for the number of shares used to make that payment. Abbott uses the closing price of an Abbott common share on the business day before the exercise to determine the number of shares required to exercise the related option and the exercise price of the replacement option. The replacement option is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original option. Other terms and conditions of the replacement option award are the same in all material respects to those applicable to the original grant.

(3)
These amounts were determined as of the option's grant date using a Black-Scholes stock option valuation model. These amounts are being reported solely for the purpose of comparative disclosure in accordance with the Securities and Exchange Commission rules. There is no certainty that the amount determined using a Black-Scholes stock option valuation model would be the value at which employee stock options would be traded for cash. For options, other than replacement options, the assumptions are the same as those described in Note 8 entitled "Incentive Stock Program" of

  Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplementary Data" in Abbott's 2010 Annual Report on Securities and Exchange Commission Form 10-K. None of the named officers received any replacement options in 2009 or 2010. For the 2008 replacement options, the model used the following assumptions: expected volatility of 20%; dividend yield ranging between 2.4% and 2.7%; risk-free interest ranging between 1.1% and 2.5%; and an option life equal to 60% of the option's remaining term.

(4)
This compensation is earned as a performance-based incentive bonus, pursuant to the 1998 Abbott Laboratories Performance Incentive Plan. Additional information regarding the Performance Incentive Plan can be found in the section of this proxy statement captioned, "Compensation Discussion and Analysis – How Executive Pay Decisions Are Made – Annual Bonus."

(5)
The plan amounts shown below are reported in this column.

  For Messrs. White and Freyman and Ms. Schumacher, the amounts shown alongside the officer's name are for 2010, 2009, and 2008, respectively. The amounts shown alongside Mr. Gonzalez's name are for 2010. The amounts shown alongside Mr. Mazzo's name are for 2010 and 2009, respectively.

  Abbott Laboratories Annuity Retirement Plan

  M. D. White: $150,820 / $92,697 / $39,754; T. C. Freyman: $125,416 / $149,401 / $48,295; R. A. Gonzalez: $0; L. J. Schumacher: $37,903 / $53,615 / $13,746; and J. V. Mazzo: $17,084 / $13,826.

  Abbott Laboratories Supplemental Pension Plan

  M. D. White: $5,164,591 / $4,122,782 / $2,879,022; T. C. Freyman: $1,375,435 / $1,995,107 / $944,230; R. A. Gonzalez: $0; L. J. Schumacher: $541,637 / $611,459 / $294,370; and J. V. Mazzo: $111,979 / $77,875.

  Non-Qualified Defined Contribution Plan Earnings

  The totals in this column include reportable interest credited under the 1998 Abbott Laboratories Performance Incentive Plan, the Abbott Laboratories 401(k) Supplemental Plan, and the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently receives awards under this plan).

  M. D. White: $224,973 / $70,528 / $230,526; T. C. Freyman: $16,403 / $5,003 / $15,324; R. A. Gonzalez: $63,866; L. J. Schumacher: $49,329 / $12,691 / $32,878; and J. V. Mazzo: $891 / $0.

(6)
The amounts shown below are reported in this column.

  For Messrs. White and Freyman and Ms. Schumacher, the amounts shown alongside the officer's name are for 2010, 2009, and 2008, respectively. For Mr. Gonzalez, the amounts shown alongside the officer's name are for 2010. For Mr. Mazzo, the amounts shown alongside the officer's name are for 2010 and 2009, respectively.

  Earnings, Fees and Tax Payments for Non-Qualified Defined Benefit and Non-Qualified Defined Contribution Plans (net of the reportable interest included in footnote 5).

  M. D. White: $352,026 / $165,076 / $440,970; T. C. Freyman: $43,730 / $25,453 / $46,523; R. A. Gonzalez: $76,225; L. J. Schumacher: $65,627 / $22,042 / $65,974; and J. V. Mazzo: $137 / $0.

  Each of the named officers' awards under the 1998 Abbott Laboratories Performance Incentive Plan is paid in cash to the officer on a current basis and may be deposited into a grantor trust established by the officer, net of maximum tax withholdings. Each of the officers has established grantor trusts in connection with the Abbott Laboratories Supplemental Pension Plan and the Abbott Laboratories 401(k) Supplemental Plan. Messrs. White, Freyman, and Gonzalez and Ms. Schumacher have also established grantor trusts in connection with the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently receives awards under this plan). These amounts include the earnings (net of the reportable interest included in footnote 5), fees, and tax payments paid in connection with these grantor trusts.

  Employer Contributions to Defined Contribution Plans

  M. D. White: $94,669 / $92,616 / $89,773; T. C. Freyman: $47,096 / $45,723 / $44,318; L. J. Schumacher: $41,166 / $39,968 / $38,740; and J. V. Mazzo: $40,732 / $0.

    These amounts include employer contributions to both Abbott's tax-qualified defined contribution plan and the Abbott Laboratories 401(k) Supplemental Plan. The Abbott Laboratories 401(k) Supplemental Plan permits Abbott's officers to contribute amounts in excess of the limit set by the Internal Revenue Code for employee contributions to 401(k) plans up to the excess of (i) 18% of their base salary over (ii) the amount contributed to Abbott's tax-qualified 401(k) plan. Abbott matches participant contributions at the rate of 250% of the first 2% of compensation contributed to the Plan. The named officers have these amounts paid to them in cash on a current basis and deposited into a grantor trust established by the officer, net of maximum tax withholdings.

  Other Compensation

    Messrs. White's and Freyman's non-business related flights on corporate aircraft are covered by time-sharing lease agreements, pursuant to which they reimburse Abbott for certain costs associated with those flights in accordance with Federal Aviation Administration regulations.

    The following amounts are included in the totals in this column, which reflect Abbott's incremental cost less reimbursements for non-business related flights, M. D. White: $176,560 / $151,885 / $139,683; T. C. Freyman: $4,704 / $344 / $1,138; and, R. A. Gonzalez: $185,808.

    Abbott determines the incremental cost for these flights based on the direct cost to Abbott, including fuel costs, parking, handling and landing fees, catering, travel fees, and other miscellaneous direct costs.

    Included in the totals shown in this column are costs associated with security: M. D. White: $184,473 / $300,193 / $180,467; T. C. Freyman: $0 / $0 / $38,309; and L. J. Schumacher: $0 / $0 / $10,697. Abbott determines the cost for these expenses based on its actual costs. The security is provided on the recommendation of an independent security study.

    Also included in the totals shown in the table is the cost of providing a corporate automobile less the amount reimbursed by the executive: T. C. Freyman: $17,862 / $10,933 / $10,654; L. J. Schumacher: $21,164 / $18,509 / $21,093; and J. V. Mazzo: $20,787 / $14,817.

    For Mr. Freyman and Ms. Schumacher, the following costs associated with financial planning are included: $10,000 / $0 / $0; and $10,000 / $10,000 / $10,000.

    For Mr. Mazzo, pursuant to the terms of the employment agreement described in footnote 8 the following amounts are included: (i) for 2010, a $1,500,000 cash payment, payable on the first anniversary of Abbott's acquisition of Advanced Medical Optics, Inc. ("AMO"); a $1,500,000 cash payment, payable on the eighteen-month anniversary of Abbott's acquisition of AMO and contingent on his continued employment; and, as contemplated under his previous AMO employment agreement, both tax gross-ups of $3,514,196 and incremental tax payments of $1,108,918, resulting from an assignment outside the United States while an employee of AMO; and (ii) for 2009, a $2,325,000 cash payment, payable when Abbott acquired AMO; a $2,325,000 cash payment, payable on the six-month anniversary of Abbott's acquisition of AMO and contingent on his continued employment; and as contemplated under the change in control agreement Mr. Mazzo had with AMO prior to the acquisition tax gross-ups on these payments of $2,031,951.

  The named officers are also eligible to participate in an executive disability benefit described on page 37.

(7)
Bonus paid to Mr. Gonzalez upon his appointment as Executive Vice President, Pharmaceutical Products Group.

(8)
In connection with its acquisition of Advanced Medical Optics, Inc. ("AMO") in 2009, Abbott entered an employment agreement with J. V. Mazzo, AMO's chairman and chief executive officer, to replace a change in control agreement Mr. Mazzo had with AMO prior to the acquisition. Abbott's agreement with Mr. Mazzo has now expired. It had provided that Mr. Mazzo would serve as Senior Vice President, President, AMO, set his initial base salary at $775,000, and that future salary increases would be based on merit according to overall performance and in line with Abbott's performance and merit criteria in accordance with other similarly situated officers of Abbott. In place of the payments due to him under the change in control provisions of his previous AMO employment agreement, the agreement provided that he would receive: (i) a $2,325,000 cash payment, plus a tax gross-up payable when Abbott acquired AMO (paid in 2009); (ii) a $2,325,000 cash payment, plus an additional tax gross-up, payable on the six-month anniversary of Abbott's acquisition of AMO (paid in 2009); (iii) a $1,500,000 cash payment, plus a tax gross-up, payable on the first anniversary of Abbott's acquisition of AMO and contingent on his continued employment (paid in 2010); and, (iv) a $1,500,000 cash payment plus an additional tax gross-up, on the eighteen month anniversary of Abbott's acquisition of AMO and contingent on his continued employment (paid in 2010).

2010 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) (2) (3)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)		All Other Option Awards: Numbers of Securities Underlying Options (#) (7)	Exercise or Base Price of Options Awards ($/Sh.)
									Closing Market Price on Grant Date
										Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Target ($)	Maximum ($)

M. D. White	02/19/10			200,000						$10,897,000	(8)
	02/19/10						295,000	$54.50	$54.38	2,725,800	(9)

T. C. Freyman	02/19/10			59,400						3,236,409	(8)
	02/19/10				32,000	(4)				1,743,520	(8)
	02/19/10						87,100	54.50	54.38	804,804	(9)

R. A. Gonzalez	02/19/10				40,000	(5)				2,179,400	(8)
	07/01/10				64,000	(6)				2,955,840	(8)

L. J. Schumacher	02/19/10			39,600						2,157,606	(8)
	02/19/10				32,000	(4)				1,743,520	(8)
	02/19/10						58,000	54.50	54.38	535,920	(9)

J. V. Mazzo	02/19/10			19,600						1,067,906	(8)
	02/19/10				21,000	(4)				1,144,185	(8)
	02/19/10						28,700	54.50	54.38	265,188	(9)

(1)
Each of the named officers participates in the 1998 Abbott Laboratories Performance Incentive Plan, an annual, non-equity incentive plan. The annual cash incentive award earned by the named officer in 2010 under the plan is shown in the Summary Compensation Table under the column captioned "Non-Equity Incentive Plan Compensation." No future payouts will be made under the plan's 2010 annual cash incentive award. The Performance Incentive Plan is described in greater detail in the section of the proxy statement captioned, "Compensation Discussion and Analysis – How Executive Pay Decisions are Made – Annual Bonus."

(2)
These are performance-based restricted stock awards that have a 5-year term and vest upon Abbott reaching a minimum return on equity target, with no more than one-third of the award vesting in any one year. In 2010, Abbott reached its minimum return on equity target and one-third of each of the awards made on February 19, 2010, vested on February 28, 2011. The equity targets are described in the section of the proxy statement captioned, "Compensation Discussion and Analysis – How Executive Pay Decisions are Made – Long-Term Incentives – Equity Awards."

(3)
In the event of a grantee's death or disability or a change in control of Abbott, as defined in Abbott Laboratories' Incentive Stock programs, these awards are deemed fully earned. Outstanding restricted shares receive dividends at the same rate as all other shares.

(4)
These are restricted shares granted as a retention award. These awards vest on February 19, 2013.

(5)
One-third of these shares vested on February 19, 2011. An additional third will vest on February 19, 2012. The final third will vest on February 19, 2013.

(6)
These shares will vest at the later of July 11, 2011 or the completion of Mr. Gonzalez's assignment as Executive Vice President, Pharmaceutical Products Group.

(7)
One-third of the shares covered by these options are exercisable after one year; two-thirds after two years; and all after three years. The options vest in the event of the grantee's death or disability or a change in control of Abbott. Under the Abbott Laboratories 2009 Incentive Stock Program, these options have an exercise price equal to the average of the high and low market prices (rounded-up to the next even penny) of an Abbott common share on the date of grant. These options do not contain a replacement option feature.

(8)
Abbott determines the grant date fair value of stock awards by multiplying the number of restricted shares granted by the average of the high and low market prices of an Abbott common share on the grant date.

(9)
These values were determined as of the option's grant date using a Black-Scholes stock option valuation model. The model uses the assumptions described in Note 8, entitled "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplemental Data" in Abbott's 2010 Annual Report on Securities and Exchange Commission Form 10-K.

2010 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by the named officers at year-end.

	Option Awards (1)						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

M. D. White									44,999	(2)	$2,155,902

									153,332	(2)	7,346,136

									200,000	(2)	9,582,000

	675,674				$53.6250	2/14/12

	440,800				46.3400	2/17/15

	438,000				44.1600	2/16/16

	70,956				47.1000	2/13/13

	262,464				52.5500	2/13/13

	550,000				52.5400	2/15/17

	1,890				53.6000	2/13/13

	346,704				53.6000	2/19/14

	353,334	176,666	(2)		55.5600	2/14/18

	487,181				57.5800	2/08/11

	178,002				59.0300	2/13/13

	108,334	216,666	(2)		54.1400	2/19/19

		295,000	(2)		54.5000	2/18/20

See footnotes on page 31.

T. C. Freyman						32,000	(2)	$1,533,120

									10,466	(2)	$501,426

									50,800	(2)	2,433,828

									59,400	(2)	2,845,854

	95,764			$53.6250	2/14/12

	63,800			46.3400	2/17/15

	83,000			44.1600	2/16/16

	26,572			52.5500	2/13/13

	33,180			52.5500	2/19/14

	112,000			52.5400	2/15/17

	36,250			57.2400	2/08/11

	16,384			54.3000	2/19/14

	25,701			54.6700	2/13/13

	56,835			57.0000	2/08/11

	25,602			58.9000	2/13/13

	85,000	42,500	(2)	55.5600	2/14/18

	36,067	72,133	(2)	54.1400	2/19/19

		87,100	(2)	54.5000	2/18/20

See footnotes on page 31.

R. A. Gonzalez				33,333	(2)	$1,596,984

				40,000	(2)	1,916,400

				64,000	(2)	3,066,240

	302,000	$52.5400	2/15/17

	219,192	52.3900	2/13/13

See footnotes on page 31.

L. J. Schumacher						32,000	(2)	$1,533,120

									9,066	(2)	$434,352

									30,533	(2)	1,462,836

									39,600	(2)	1,897,236

	14,363			$53.6250	2/14/12

	63,800			46.3400	2/17/15

	6,885			49.0800	2/13/13

	83,000			44.1600	2/16/16

	112,000			52.5400	2/15/17

	312			50.0300	2/12/13

	12,114			50.0300	8/31/13

	1,719			58.1600	2/08/11

	1,742			58.1600	2/13/13

	1,731			58.1600	2/19/14

	73,667	36,833	(2)	55.5600	2/14/18

	9,042			55.6600	2/19/14

	11,591			52.7400	2/19/14

	4,120			57.3700	2/08/11

	7,340			58.8600	2/08/11

	1,086			59.0100	2/13/13

	21,634	43,266	(2)	54.1400	2/19/19

		58,000	(2)	54.5000	2/18/20

See footnotes on page 31.

J. V. Mazzo							20,000	(2)	$958,200

							21,000	(2)	1,006,110

	98,470	(i)			$21.9200	7/29/12				19,600	(2)	$939,036

	49,235	(i)			33.7600	4/29/13

	82,058	(i)			82.1900	5/20/14

	75,904	(i)			93.1100	5/26/15

	133,838	(i)			55.9200	5/29/18

			28,700	(2)	54.5000	2/18/20

(i)
Advanced Medical Optics, Inc. ("AMO") granted these options to J. V. Mazzo prior to AMO's acquisition by Abbott. As part of the acquisition, Abbott assumed all of AMO's outstanding and unexercised stock options and converted them into options to purchase Abbott common shares.

See also footnotes on page 31.

Footnotes to Outstanding Equity Awards table:

(1)
Except as noted, these options are fully vested.

(2)
The vesting dates of outstanding unexercisable stock options and unvested restricted stock awards at December 31, 2010 are as follows:

	Option Awards				Stock Awards

Name	Number of Unexercised Shares Remaining from Original Grant	Number of Option Shares Vesting – Date Vested 2011	Number of Option Shares Vesting – Date Vested 2012	Number of Option Shares Vesting – Date Vested 2013	Number of Restricted Shares	Number of Restricted Shares Vesting – Date Vested 2011		Number of Restricted Shares Vesting – Date Vested 2012	Number of Restricted Shares Vesting – Date Vested 2013

M. D. White	176,666	176,666 – 2/15			44,999		(a)

	216,666	108,333 – 2/20	108,333 – 2/20		153,332		(b)

	295,000	98,334 – 2/19	98,333 – 2/19	98,333 – 2/19	200,000		(c)

T. C. Freyman	42,500	42,500 – 2/15			32,000				32,000 – 2/19

	72,133	36,067 – 2/20	36,066 – 2/20		10,466		(a)

	87,100	29,034 – 2/19	29,033 – 2/19	29,033 – 2/19	50,800		(b)

					59,400		(c)

R. A. Gonzalez					33,333	16,667 – 4/06		16,666 – 4/06

					40,000	13,334 – 2/19		13,333 – 2/19	13,333 – 2/19

					64,000		(d)

L. J. Schumacher	36,833	36,833 – 2/15			32,000				32,000 – 2/19

	43,266	21,633 – 2/20	21,633 – 2/20		9,066		(a)

	58,000	19,334 – 2/19	19,333 – 2/19	19,333 – 2/19	30,533		(b)

					39,600		(c)

J. V. Mazzo	28,700	9,567 – 2/19	9,566 – 2/19	9,567 – 2/19	20,000	10,000 – 2/26		10,000 – 2/26

					21,000				21,000 – 2/19

					19,600		(c)

(a)
These are the restricted shares that remained outstanding and unvested on December 31, 2010, from an award made on February 15, 2008. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2010, Abbott reached its minimum return on equity target and these shares vested on February 28, 2011.

(b)
These are the restricted shares that remained outstanding and unvested on December 31, 2010, from an award made on February 20, 2009. The award has a 5-year term with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum equity target, measured at the end of the relevant year. In 2010, Abbott reached its minimum return on equity target and one-half of the unvested shares vested on February 28, 2011.

(c)
These are the restricted shares that remained outstanding and unvested on December 31, 2010, from an award made on February 19, 2010. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2010, Abbott reached its minimum return on equity target and one-third of these shares vested on February 28, 2011.

(d)
These shares will vest at the later of July 11, 2011 or the completion of Mr. Gonzalez's assignment as Executive Vice President, Pharmaceutical Products Group.

2010 Option Exercises and Stock Vested

The following table summarizes for each named officer the number of shares the officer acquired on the exercise of stock options and the number of shares the officer acquired on the vesting of stock awards in 2010:

	Option Awards		Stock Awards

Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)

M. D. White	0	$0	168,335	$9,110,290

T. C. Freyman	0	0	66,067	3,571,556

R. A. Gonzalez	0	0	58,334	3,137,202

L. J. Schumacher	625	94	64,534	3,490,190

J. V. Mazzo	0	0	30,000	1,537,600

Pension Benefits

The named officers participate in two Abbott-sponsored defined benefit pension plans: the Abbott Laboratories Annuity Retirement Plan, a tax-qualified pension plan; and the Abbott Laboratories Supplemental Pension Plan, a non-qualified supplemental pension plan. The Supplemental Pension Plan also includes a benefit feature Abbott uses to attract officers who are at the mid-point of their career. This feature provides an additional benefit to officers who are mid-career hires that is less valuable to officers who have spent most of their career at Abbott. Except as provided in Abbott's change in control agreements, Abbott does not have a policy granting extra years of credited service under the plans. These change in control agreements are described on pages 37 and 38.

The compensation considered in determining the pensions payable to the named officers is the compensation shown in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table on page 22.

Annuity Retirement Plan

The Annuity Retirement Plan covers most employees in the United States, age 21 or older, and provides participants with a life annuity benefit at normal retirement equal to A plus the greater of B or C below.

A.
1.10% of 5-year final average earnings multiplied by years of benefit service after 2003.

B.
1.65% of 5-year final average earnings multiplied by years of benefit service prior to 2004 (up to 20); plus 1.50% of 5-year final average earnings multiplied by years of benefit service prior to 2004 in excess of 20 (but no more than 15 additional years); less

  0.50% of the lesser of 3-year final average earnings (but not more than the social security wage base in any year) or the social security covered compensation level multiplied by years of benefit service.

C.
1.10% of 5-year final average earnings multiplied by years of benefit service prior to 2004.

The benefit for service prior to 2004 (B or C above) is reduced for the cost of preretirement surviving spouse benefit protection. The reduction is calculated using formulas based on age and employment status during the period in which coverage was in effect.

Final average earnings are the average of the employee's 60 highest-paid consecutive calendar months of compensation (salary and non-equity incentive plan compensation). The Annuity Retirement Plan covers earnings up to the limit imposed by Internal Revenue Code Section 401(a)(17) and provides for a maximum of 35 years of benefit service.

Participants become fully vested in their pension benefit upon the completion of five years of service. The benefit is payable on an unreduced basis at age 65. Employees hired after 2003 who terminate prior to age 55 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55. Employees hired prior to 2004 who terminate prior to age 50 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 50. Employees hired prior to 2004 who terminate prior to age 50 with less than 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55.

The Annuity Retirement Plan offers several optional forms of payment, including certain and life annuities, joint and survivor annuities, and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

Employees who retire from Abbott prior to their normal retirement age may receive subsidized early retirement benefits. Employees hired after 2003 are eligible for early retirement at age 55 with 10 years of service. Employees hired prior to 2004 are eligible for early retirement at age 50 with 10 years of service or age 55 if the employee's age plus years of benefit service total 70 or more. Messrs. White and Freyman are eligible for early retirement benefits under the plan.

The subsidized early retirement reductions applied to the benefit payable for service after 2003 (A above) depend upon the participant's age at retirement. If the participant retires after reaching age 55, the benefit is reduced 5 percent per year for each year that payments are made before age 62. If the participant retires after reaching age 50 but prior to reaching age 55, the benefit is actuarially reduced from age 65.

The early retirement reductions applied to the benefit payable for service prior to 2004 (B and C above) depend upon age and service at retirement:

•
In general, the 5-year final average earnings portions of the benefit are reduced 3 percent per year for each year that payments are made before age 62 and the 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62.

•
Employees who participated in the plan before age 36 may elect "Special Retirement" on the last day of any month after reaching age 55 with age plus Seniority Service points of at least 94 or "Early Special Retirement" on the last day of any month after reaching age 55, provided their age plus Seniority Service points would reach at least 94 before age 65. Seniority Service includes periods of employment prior to attaining the minimum age required to participate in the plan. If Special Retirement or Early Special Retirement applies, Seniority Service is used in place of benefit service in the formulas. The 5-year final average earnings portions of the benefit in B above are reduced 1 2/3 percent for each year between ages 59 and 62 plus 2 1/2 percent for each year between ages 55 and 59. The 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62. Benefit C is payable on an unreduced basis at Special Retirement and is reduced 3 percent per year for each year that payments are made before age 62, if Early Special Retirement applies.

Supplemental Pension Plan

With the following exceptions, the provisions of the Supplemental Pension Plan are substantially the same as those of the Annuity Retirement Plan:

•
Officers' 5-year final average earnings are calculated using the average of the 5 highest years of base earnings and the 5 highest years of payments under Abbott's non-equity incentive plans.

•
The Annuity Retirement Plan does not include amounts deferred or payments received under the Abbott Laboratories Deferred Compensation Plan in its calculation of a participant's final average earnings. To preserve the pension benefits of Deferred Compensation Plan participants, the Supplemental Pension Plan includes amounts deferred by a participant under the Deferred Compensation Plan in its calculation of final average earnings. Beginning in the year following their election as an officer, Abbott officers are no longer eligible to defer compensation under the Deferred Compensation Plan.

•
In addition to the benefits outlined above for the Annuity Retirement Plan, officers are eligible for a benefit equal to 0.6% of 5-year final average earnings for each year of service for each of the first 20 years of service occurring after the participant attains age 35. The benefit is further limited by the maximum percentage allowed under the Annuity Retirement Plan under that plan's benefit formulas (A, B and C above). The portion of this additional officer benefit attributable to service prior to 2004 is reduced 3 percent per year for each year that payments are made before age 60. The portion attributable to service after 2003 is reduced 5 percent per year for each year that payments are made before age 60 if the participant is at least age 55 at early retirement. If the participant is under age 55 at retirement, the portion attributable to service after 2003 is actuarially reduced from age 65.

•
The Supplemental Pension Plan provides early retirement benefits similar to those provided under the Annuity Retirement Plan. The benefits provided to officers under the Supplemental Pension Plan are not, however, reduced for the period between age 60 and age 62, unless the benefit is being actuarially reduced from age 65. Messrs. White and Freyman are eligible for early retirement benefits under the plan.

•
Vested plan benefits accrued under the Supplemental Pension Plan may be funded through a grantor trust established by the officer. Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, those officers who were elected prior to 2009 may have the entire amount of their vested plan benefits funded through a grantor trust. Officers elected after 2008 may only have the vested plan benefits that accrue following the calendar year in which the officer is first elected funded through a grantor trust. Vested plan benefits accrued through December 31, 2008, to the extent not previously funded, were distributed to the participants' individual trusts and included in the participants' income.

Benefits payable under the Supplemental Pension Plan are offset by the benefits payable from the Annuity Retirement Plan, calculated as if benefits under the plans commenced at the same time. The amounts paid to an officer's Supplemental Pension Plan grantor trust to fund plan benefits are actuarially determined. The plan is designed to result in Abbott paying the officer's Supplemental Pension Plan benefits to the extent assets held in the officer's trust are insufficient.

Pension Benefits

Name	Plan Name	Number Of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)

M. D. White	Abbott Laboratories Annuity Retirement Plan	26	$648,157	$0

	Abbott Laboratories Supplemental Pension Plan	26	25,383,179	1,258,311	(2)

T. C. Freyman	Abbott Laboratories Annuity Retirement Plan	31	785,689	0

	Abbott Laboratories Supplemental Pension Plan	31	9,163,996	1,192,158	(2)

R. A. Gonzalez(3)	Abbott Laboratories Annuity Retirement Plan	27	704,399	60,389

	Abbott Laboratories Supplemental Pension Plan	27	10,036,267	0

L. J. Schumacher	Abbott Laboratories Annuity Retirement Plan	20	224,214	0

	Abbott Laboratories Supplemental Pension Plan	20	2,113,012	215,636	(2)

J. V. Mazzo	Abbott Laboratories Annuity Retirement Plan	2	30,910	0

	Abbott Laboratories Supplemental Pension Plan	2	189,854	0	(2)

(1)
Abbott calculates these present values using: (i) a 5.80% discount rate, the same discount rate it uses for Financial Accounting Standards Board ASC Topic 715 calculations for financial reporting purposes; and (ii) each plan's unreduced retirement age, which is age 62 under the Abbott Laboratories Annuity Retirement Plan and age 60 under the Abbott Laboratories Supplemental Pension Plan for those officers who are eligible for early retirement benefits and is age 65 under both plans for other officers. The present values shown in the table reflect postretirement mortality, based on the Financial Accounting Standards Board ASC Topic 715 assumption (the RP2000 Combined Healthy table), but do not include a factor for preretirement termination, mortality, or disability.

(2)
Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, vested Supplemental Pension Plan benefits, to the extent not previously funded, were distributed to the participants' individual grantor trusts and included in the participants' income. Amounts held in the officer's individual trust are expected to offset Abbott's obligations to the officer under the plan. During 2010, the amounts shown, less applicable tax withholdings, were deposited in such individual trusts established by the named officers.

(3)
Mr. Gonzalez is not accruing any further benefits under these plans. Mr. Gonzalez retired from Abbott in 2007 and began receiving payments from the Abbott Laboratories Annuity Retirement Plan and distributions from his Abbott Laboratories Supplemental Pension Plan grantor trust. When he returned to work at Abbott in 2009, these payments and distributions continued. Grantor trusts are described in greater detail in footnote (2) and in the section of the proxy statement captioned, "Compensation Discussion and Analysis—Goal Performance and 2010 Compensation Decisions—Retirement Benefits".

2010 Nonqualified Deferred Compensation

The following table summarizes J. V. Mazzo's non-qualified deferred compensation under two Advanced Medical Optics, Inc. ("AMO") plans: the Executive Deferred Compensation Plan and the 2005 Executive Deferred Compensation Plan. These plans were in place when Abbott acquired control of AMO on February 25, 2009. None of the other named officers has any non-qualified deferred compensation. Neither J. V. Mazzo nor Abbott have made contributions to the plans since Abbott acquired control of AMO.

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($) (4)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) (5)

	Executive Deferred Compensation Plan(1)(3)	$0	$0	$51,779	$0	$695,757
J. V. Mazzo
	2005 Executive Deferred Compensation Plan(2)(3)	0	0	53,546	0	715,104

(1)
Employee contributions to the Executive Deferred Compensation Plan stopped in 2004.

(2)
The plan permits participants to defer up to 100% of their base salary and annual cash incentives and credited a participant's account with an amount equal to the employer matching contributions that would have been made for the participant under AMO's tax-qualified defined contribution plan, if certain Internal Revenue Code limitations did not apply.

(3)
Under the plans, participants may direct the investment of their deferral account into one or more of several funds chosen by the administrator, and their deferral account is credited with investment returns based on the performance of the fund(s) selected. During 2010, the weighted average rate of return credited to Mr. Mazzo's accounts was 8.1 percent.

The plans permit cash distributions either in the form of a lump sum payment or installments upon retirement (defined as age 55 with a minimum of five years of service, or age 65 with a minimum of one year of service), termination of employment, or death. Participants make distribution elections each year, prior to any deferrals being made for that year, and only for the deferrals to be made in the following calendar year. Under the 2005 plan, Mr. Mazzo's distributions must also comply with the requirements of Internal Revenue Code Section 409A. Participants may make withdrawals due to financial hardship, with the amount being limited to the amount needed to address the hardship.

(4)
The amounts reported in this column are not included in the Summary Compensation Table of this proxy statement.

(5)
Because they relate to contributions made prior to Abbott's acquisition of AMO, none of the amounts included in this column have been previously reported as compensation in Abbott's prior Summary Compensation Tables.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination – Generally

Abbott does not have employment agreements with its named officers. It formerly had an employment agreement with J. V. Mazzo. That agreement, which has now expired, is described in footnote 8 of the Summary Compensation Table on page 24.

The following summarizes the payments that the named officers would have received if their employment had terminated on December 31, 2010. Earnings, fees, and tax payments would have continued to be paid for the named officer's Performance Incentive Plan, Management Incentive Plan, and Supplemental 401(k) Plan grantor trusts, until the trust assets were fully distributed and fees would have continued to be paid for the named officer's Supplemental Pension Plan grantor trust, until its assets were fully distributed. The amount of these payments would depend on the period over which the trusts' assets were distributed, tax rates, and the trusts' earnings and fees. If the trusts' assets were distributed over a ten-year period and based on current tax rates, earnings, and fees, the named officers would receive the following average annual payments over such 10-year period: M. D. White, $781,213; T. C. Freyman, $74,889; L. J. Schumacher, $177,391; and J. V. Mazzo, $7,617. Pursuant to an election made at the time of his retirement in 2007, Mr. Gonzalez's trust assets began to be distributed over a 35-year period when he retired. Based on current tax rates, earnings and fees, and assuming the distributions continue during the remaining 32 years of the distribution period, he will receive an average annual payment of $282,641 over the distribution period. In addition, the following one-time deposits would have been made under the Abbott Laboratories Supplemental Pension Plan for each of the following named officers, respectively, M. D. White, $4,899,153; T. C. Freyman, $1,104,669; L. J. Schumacher, $263,798; and, J. V. Mazzo, $118,917. As Messrs. White and Freyman are eligible to retire, each of them would be eligible to begin to receive the pension benefits described on pages 33 to 35. If the termination of employment was due to disability, then the following named officers also would have received, in addition to Abbott's standard disability benefits, a monthly long-term disability benefit in the amount of $154,167 for M. D. White; $50,000 for T. C. Freyman; $45,833 for L. J. Schumacher; and $16,000 for J. V. Mazzo. This long-term disability benefit would continue for up to 18 months following termination of employment. It ends if the officer retires, recovers, dies or ceases to meet eligibility criteria.

In addition, if the named officer's employment had terminated due to death or disability, the officer's unvested stock options and restricted shares would have vested on December 31, 2010 with values as set forth below in the section captioned, "Accelerated Vesting of Equity Awards."

Potential Payments Upon Change in Control

Messrs. White, Freyman, and Gonzalez do not have change in control agreements with Abbott.

Abbott has change in control arrangements with the rest of its management team, in the form of change in control agreements for Abbott officers and a change in control plan for other key management personnel. The agreements with Ms. Schumacher and Mr. Mazzo are described below.

The agreements with Ms. Schumacher and Mr. Mazzo, continue in effect until December 31, 2013, and at the end of each year will automatically be extended through the third year thereafter unless Abbott notifies the officer that the agreement will not be extended. The agreements also automatically extend for two years following any change in control (see below) that occurs while they are in effect.

The agreements provide that if the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason (see below) or within two years following a change in control of Abbott (including termination by the officer for any reason during the thirty-day window period which begins six months after the date of a change in control), the officer is entitled to receive a lump sum payment equal to three times the officer's annual salary and annual incentive ("bonus") award (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (based on the highest of the bonus assuming achievement of target performance, the average bonus for the past three years, or in the case of the unpaid bonus for any completed performance period, the actual bonus earned). If the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason during a potential change in control (see below), the officer is entitled to receive a lump sum payment of the annual salary and bonus payments described above, except that the amount of the bonus to which the officer is entitled will be based on the actual achievement of the applicable performance goals. If the potential change in control becomes a "change in control event" (within the meaning of Section 409A of the Internal Revenue Code), the officer will be entitled to receive the difference between the bonus amounts the officer received upon termination during the potential change in control and the bonus amounts that would have been received had such amounts instead been based on the higher of the officer's target bonus or the average bonus paid to the officer in the preceding three years. Bonus payments include payments made under the Performance Incentive Plan. The officer will also receive up to three years of additional employee benefits (including welfare benefits; three years of outplacement services and tax and financial counseling; and the value of three more years of pension accruals), and payment of any excise taxes imposed under Section 4999 of the Internal Revenue Code and other related taxes for which the officer is responsible as a result of receiving payments and benefits in connection with a change in control. The agreements also limit the conduct for which awards under Abbott's incentive stock programs can be terminated and generally permit options to remain exercisable for the remainder of their term. Independent compensation consultants confirm that the level of payments provided under the agreements is consistent with current market practice.

For purposes of the agreements, the term "change in control" includes the following events: any person becoming the beneficial owner of Abbott securities representing twenty percent or more of the outstanding voting power (not including an acquisition directly from Abbott and its affiliates); a change in the majority of the members of the board of directors whose appointment was approved by a vote of at least two-thirds of the incumbent directors; and the consummation of certain mergers or similar corporate transactions involving Abbott. A "potential change in control" under the agreements includes, among other things, Abbott's entry into an agreement that would result in a change in control. Finally, the term "good reason" includes: a significant adverse change in the executive's position, duties, or authority; the company's failure to pay the executive's compensation or a reduction in the executive's base pay or benefits; or the relocation of the company's principal executive offices to a location that is more than thirty-five miles from the location of the offices at the time of the change in control.

If a change in control had occurred on December 31, 2010, immediately followed by one of the covered circumstances described above, Ms. Schumacher and Mr. Mazzo would have been entitled to receive the following payments and benefits under the change in control agreements:

•
Ms. Schumacher, Cash termination payments – $6,882,500; Additional Supplemental Pension Plan benefits – $617,735; Welfare and fringe benefits – $94,000; Excise tax reimbursements – $4,049,511.

•
Mr. Mazzo, Cash termination payments – $3,988,500; Additional Supplemental Pension Plan benefits – $637,120; Welfare and fringe benefits – $94,000.

To determine the amount of the officer's excise tax reimbursement, Abbott has assumed that the named officer pays taxes at the highest marginal tax rate; that the price of an Abbott common share is equal to the closing price of an Abbott common share on December 31, 2010; and that a portion of the payments and benefits is not subject to excise tax.

Accelerated Vesting of Equity Awards

Under the Abbott Laboratories' Incentive Stock Programs, upon a change in control, all outstanding stock options, restricted stock and restricted stock units vest, including performance-based restricted shares, which are deemed earned in full. If a change in control had occurred on December 31, 2010:

•
Mr. White would have vested (1) in an aggregate of 688,332 unvested stock options with a value of $0, and (2) in an aggregate of 398,331 restricted shares with a value equal to $19,084,038.

•
Mr. Freyman would have vested (1) in an aggregate of 201,733 unvested stock options with a value of $0, and (2) in an aggregate of 152,666 restricted shares with a value equal to $7,314,228.

•
Mr. Gonzalez would have vested in an aggregate of 137,333 restricted shares with a value equal to $6,579,624.

•
Ms. Schumacher would have vested (1) in an aggregate of 138,099 unvested stock options with a value of $0, and (2) in an aggregate of 111,199 restricted shares with a value equal to $5,327,544.

•
Mr. Mazzo would have vested (1) in an aggregate of 28,700 unvested stock options with a value of $0, and (2) in an aggregate of 60,600 restricted shares with a value equal to $2,903,346.

The value of stock options shown is based on the excess of the closing price of an Abbott common share on December 31, 2010 over the exercise price of such options, multiplied by the number of unvested stock options held by the named officer. The value of restricted shares shown is determined by multiplying the number of restricted shares that would vest as of December 31, 2010 and the closing price of an Abbott common share on December 31, 2010.

Approval Process for Related Person Transactions

It is Abbott's policy that the nominations and governance committee review, approve, or ratify any transaction in which Abbott participates and in which any related person has a direct or indirect material interest if such transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Related person transactions requiring review by the nominations and governance committee pursuant to this policy are identified in:

•
questionnaires annually distributed to Abbott's directors and officers;

•
certifications submitted annually by Abbott officers related to their compliance with Abbott's Code of Business Conduct; or

•
communications made directly by the related person to the chief financial officer or general counsel.

In determining whether to approve or ratify a related person transaction, the nominations and governance committee will consider the following items, among others:

•
the related person's relationship to Abbott and interest in the transaction;

•
the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

•
the benefits to Abbott of the transaction;

•
if applicable, the availability of other sources of comparable products or services;

•
an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

•
whether a transaction has the potential to impair director independence; and

•
whether the transaction constitutes a conflict of interest.

This process is included in the nominations and governance committee's written charter, which is available on the corporate governance section of Abbott's investor relations Web site (www.abbottinvestor.com). Abbott did not have any related person transactions in 2010 requiring nominations and governance committee approval under this policy.

Ratification of Deloitte & Touche LLP as Auditors (Item 2 on Proxy Card)

Abbott's bylaws provide that the audit committee shall appoint annually a firm of independent registered public accountants to serve as auditors. In October 2010, the audit committee appointed Deloitte & Touche LLP to act as auditors for 2011. Deloitte & Touche LLP has served as Abbott's auditors since 2002.

Although the audit committee has sole authority to appoint auditors, it would like to know the opinion of the shareholders regarding its appointment of Deloitte & Touche LLP as auditors for 2011. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP as auditors for 2011, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Deloitte & Touche LLP.

The board of directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as auditors for 2011.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Audit Fees and Non-Audit Fees

The following table presents fees for professional audit services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Limited, and their respective affiliates (the "Deloitte Entities") for the audit of Abbott's annual financial statements for the years ended December 31, 2010 and December 31, 2009, and fees billed for other services rendered by the Deloitte Entities during these periods.

	2010	2009
Audit fees: (1)	$18,375,000	$14,739,000
Audit related fees: (2)	58,000	133,000
Tax fees: (3)	615,000	567,000
All other fees: (4)	0	0

Total	$19,048,000	$15,439,000
(1)
The Deloitte Entities billed or will bill Abbott for professional services rendered for the audit of Abbott's annual financial statements, the review of Abbott's financial statements included in Abbott's quarterly reports, and the audits of Abbott's internal control over financial reporting, statutory and subsidiary audits, the review of documents filed with the Securities and Exchange Commission, and certain accounting consultations in connection with the audits.

(2)
Audit related fees include: accounting consultations and audits in connection with proposed acquisitions and divestitures, and audits of certain employee benefit plans' financial statements.

(3)
Tax fees consist principally of professional services rendered by the Deloitte Entities for tax compliance and tax planning and advice including assistance with tax audits and appeals, and tax advice related to mergers and acquisitions.

(4)
No fees for other service were incurred in 2010 or 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The audit committee has established policies and procedures to pre-approve all audit and permissible non-audit services performed by the Deloitte Entities.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.

Report of the Audit Committee

Management is responsible for Abbott's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee reviews these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2010 Annual Report on Form 10-K with Abbott's management and its independent registered public accounting firm.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm's independence. The Audit Committee has also considered whether the provision of the services described on page 40 under the caption "Audit Fees and Non-Audit Fees" is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Abbott's Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

Audit Committee

R. S. Austin, Chair, E. M. Liddy, D. A. L. Owen, S. C. Scott III, W. D. Smithburg, and G. F. Tilton

Say on Pay – An Advisory Vote on the Approval of Executive Compensation (Item 3 on Proxy Card)

Shareholders are being asked to approve the compensation of Abbott's named officers, as disclosed under Securities and Exchange Commission rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this proxy statement.

This vote is advisory and non-binding. However, the board of directors and compensation committee value the opinion of the shareholders and will review the voting results.

Abbott's executive compensation program and compensation paid to the named officers are described on pages 13 to 38 of this proxy statement. The compensation committee oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect Abbott's circumstances and to promote the main objectives of the program: to provide competitive overall pay relative to peers, taking into account company performance, to effectively tie pay to performance, and to align the named officer's interests with shareholders.

The board of directors recommends that you vote FOR the approval of the named officers' compensation.

Say When on Pay – An Advisory Vote on the Approval of the Frequency of Shareholder Votes on Executive Compensation (Item 4 on Proxy Card)

Shareholders are being asked to vote on how often Abbott should present shareholders with the opportunity to vote on the compensation awarded to its named officers.

Abbott believes that an annual vote is most appropriate.

You may vote to have this vote held annually, every two years, or every three years, or you may abstain. The vote is advisory and non-binding.

The compensation committee will consider the outcome, along with other relevant factors, in recommending a voting frequency to the board of directors.

The board of directors recommends that you vote FOR an annual (1 year) shareholder advisory vote about compensation awarded to Abbott's named officers.

Shareholder Proposal

One shareholder proposal has been received. Abbott is advised that the proposal will be presented for action at the Annual Meeting. The proposed resolution and the statement made in support thereof are presented on the following page.

The board of directors recommends that you vote AGAINST the proposal.

Shareholder Proposal on Pharmaceutical Pricing (Item 5 on Proxy Card)

The Sisters of Charity of Saint Elizabeth, P.O. Box 476, Convent Station, NJ 07961-0476, and 20 other proponents have informed Abbott that they intend to present the following proposal at the meeting. Abbott will provide the proponents' names and addresses to any shareholder who requests that information and, if provided by a proponent to Abbott, the number of Abbott common shares held by that proponent.

RESOLVED: Shareholders request that the Board of Directors create and implement a policy of price restraint on branded pharmaceuticals, utilizing a combination of approaches to keep drug prices at reasonable levels, such as an increase that would not exceed the previous year's Consumer Price Index, and report to shareholders by September 2011 on changes in policies and pricing procedures for pharmaceutical products (withholding any competitive information, and at reasonable cost).

Proponent's Statement in Support of Shareholder Proposal

WHEREAS:

The cost of brand name drugs, some of them our Company's, have skyrocketed in this country in recent years;

The government's General Accountability Office (GAO) found that between 2000-2008, 416 brand-name drugs had "extraordinary price increases"; most of these increases ranged from 100% to 499%;

Medco's 2010 Drug Trend Report found that, while generic drug prices increased 0.3%, "inflation in branded drugs accelerated to an all-time high of 9.2%" and that the prices of specialty drugs increased 14.7%;

The Office of Actuary, Centers for Medicare and Medicaid Services projects that prescription drug expenditures will increase in 2018 92.7% from 2008 expenditures, exceeding all major categories of national health expenditures. It states: "Prescription drug spending is expected to be the fast growing component of Medicare over the projection period";

AARP's Public Policy Institute reported that the price of brand name prescriptions most widely used by Medicare beneficiaries increased by 9.7% in the 12 months ending with March 2010 and was much higher than the rate of increase observed during any of the prior eight years (2002-2009). While inflation rose 0.3% during this period, price increases for such drugs ranged from 5.3-9.3%;

AARP has also stated that the positive goals of the new health care reform law "could be eroded over the years if escalating drug prices are not addressed";

While passage of health reform legislation was a major achievement, there are ongoing concerns as to its long-term affordability and accountability for controlling costs. Failure to control costs could undermine the goals of health care reform, i.e. accessible and affordable health care for all;

This resolution's sponsors are not satisfied that the Company has made a clear case offering fiscal and moral justification for such exorbitant price increases. Neither has it given sufficient assurances that the present pattern of increases that far exceed the Consumer Price Index will not continue.

Board of Directors' Statement in Opposition to the Shareholder Proposal on Pharmaceutical Pricing (Item 5 on Proxy Card)

Access to affordable medicines requires the efforts of many parties, including government, health care professionals, health care companies and patients. The Company partners with a wide range of organizations to address the challenges of health care accessibility and affordability. It also takes a responsible approach to the pricing of its pharmaceutical products, considering a multitude of factors in determining the appropriate price for its products. Adopting a policy, such as the one proposed by proponents, would undermine prudent business practices and eliminate the flexibility necessary to respond to changing market dynamics, product dynamics and geographies.

The Company's pricing determinations for its pharmaceutical products consider research and development costs, for the product and overall, manufacturing and quality assurance costs, therapeutic value of the product, market dynamics and government regulations. Pricing determinations are carefully considered when initially established and in any subsequent pricing actions.

Additionally, the Company engages in multiple public-private partnerships designed to expand access to affordable medicine. For example, we offer a variety of Patient Assistance Programs to provide free or low-cost medicines to eligible patients. In 2010 alone, more than 160,000 patients received Abbott medicines valued at approximately $450 million through these programs. Abbott has also partnered with patient groups at both the state and federal levels to help secure coverage for economically disadvantaged patients. For instance, we worked with oncology organizations to secure Medicare coverage for patients using oral cancer medicines, and with arthritis patients to secure coverage for self-injectible medicines.

The Company's efforts to ensure and expand access to pharmaceutical products is described in our Global Citizenship Report. Accordingly, the report proposed by proponents is unnecessary. Furthermore, it would be inappropriate and contrary to the best interests of Abbott and our shareholders to adopt the price restraint policy outlined in this proposal.

The board of directors recommends that you vote AGAINST the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Abbott believes that during 2010 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

Other Matters

In accordance with Abbott's articles of incorporation, Abbott has advanced defense costs on behalf of two current and five former officers in connection with the United States Department of Justice's criminal and civil investigation of Abbott's Depakote sales and marketing activities. Abbott has advanced defense costs on behalf of a current officer in connection with AMO.

Date for Receipt of Shareholder Proposals for the 2012 Annual Meeting Proxy Statement

Shareholder proposals for presentation at the 2012 Annual Meeting must be received by Abbott no later than November 16, 2011 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 2012 meeting.

Procedure for Recommendation and Nomination of Directors and Transaction of Business at Annual Meeting

A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chairman of the nominations and governance committee or the secretary of Abbott. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A nominee who is recommended by a shareholder following these procedures will receive the same consideration as other comparably qualified nominees.

A shareholder entitled to vote for the election of directors at an Annual Meeting and who is a shareholder of record on:

•
the record date for that Annual Meeting,

•
the date the shareholder provides timely notice to Abbott, and

•
the date of the Annual Meeting,

may directly nominate persons for director by providing proper timely written notice to the secretary of Abbott.

That notice must include the name, age, business address, residence address and principal occupation or employment of the nominee, the class and number of shares of Abbott owned by the nominee and any other information relating to the nominee that is required to be disclosed in solicitations for proxies pursuant to the Securities Exchange Act. In addition, the notice must include the name and record address of the nominating shareholder and the class and number of shares of Abbott owned by the nominating shareholder.

A shareholder of record on the record date for an Annual Meeting of Shareholders, the date the shareholder provides timely notice to Abbott, and on the date of the Annual Meeting of Shareholders may properly bring business before the Annual Meeting by providing timely written notice to the secretary of Abbott. For each matter the shareholder proposes to bring before the Annual Meeting, the notice must include a brief description of the business to be discussed, the reasons for conducting such business at the Annual Meeting, the name and record address of the shareholder proposing such business, the class and number of shares of Abbott owned by the shareholder and any material interest of the shareholder in such business.

To be timely, written notice either to directly nominate persons for director or to bring business properly before the Annual Meeting must be received at Abbott's principal executive offices not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding Annual Meeting. If the Annual Meeting is called for a date that is not within twenty-five days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or made public in a press release or in a filing with the Securities and Exchange Commission, whichever occurs first. To be timely for the 2012 Annual Meeting, this written notice must be received by Abbott no later than January 30, 2012.

General

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of Abbott's shareholders may vote their shares by telephone or the Internet. Shareholders who wish to vote by mail should sign and return their proxy card in the enclosed business reply envelope. Shareholders who vote by telephone or the Internet do not need to return their proxy card.

The Annual Meeting will be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. A shareholder planning to attend the meeting should promptly complete and return the reservation form. Reservation forms must be received before April 22, 2011. An admission card admits only one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the board of directors.
LAURA J. SCHUMACHER SECRETARY

EXHIBIT A

Director Independence Standard

No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with Abbott or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Abbott or any of its subsidiaries). In making this determination, the Board shall consider all relevant facts and circumstances, including the following standards:

•
A director is not independent if the director is, or has been within the last three years, an employee of Abbott or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Abbott or its subsidiaries.

•
A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Abbott or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer).

•
A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is Abbott's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on Abbott's or its subsidiaries' audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Abbott or its subsidiaries' audit within that time.

•
A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of Abbott or its subsidiaries at the same time serves or served on that company's compensation committee.

•
A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Abbott or its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

•
A director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from Abbott and its subsidiaries in the preceding fiscal year that are in excess of the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

A-1

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

Notice of Annual Meeting
of Shareholders
and Proxy Statement

Meeting Date
April 29, 2011

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

Reservation Form for Annual Meeting

I am a shareholder of Abbott Laboratories and plan to attend the Annual
Meeting to be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake
County, Illinois at 9:00 a.m. on April 29, 2011.

Please send me an admission card for each of the following persons.

Name		Name

Address		Address

City		City

State	Zip Code	State	Zip Code

Phone Number ( )		Phone Number ( )

If you plan to attend the meeting, please complete and return the Reservation Form directly to Abbott Laboratories, Annual Meeting Ticket Requests, D-0383 AP6D, 100 Abbott Park Road, Abbott Park, Illinois 60064-6048. Due to space limitations, Reservation Forms must be received before April 22, 2011. An admission card, along with a form of photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

To avoid a delay in the receipt of your admission card, do not return this form with your proxy card or mail it in the enclosed business envelope.

<STOCK#> Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 019SZH 1 U PX + Annual Meeting Proxy Card . + IMPORTANT ANNUAL MEETING INFORMATION The Board of Directors recommends that you vote AGAINST Item 5. For Against Abstain 5. Shareholder Proposal - Pharmaceutical Pricing To Vote FOR All Nominees To WITHHOLD Vote From All Nominees For, except vote withheld from the above nominee (s) For Against Abstain 2. Ratification of Deloitte & Touche LLP as auditors 1. Election of 10 Directors Nominees: (01) R.J. Alpern, (02) R.S. Austin, (03) W.J. Farrell, (04) H.L. Fuller, (05) E.M. Liddy, (06) P.N. Novakovic, (07) W.A. Osborn, (08) S.C. Scott III, (09) G.F. Tilton, and (10) M.D. White 3. Say on Pay - An advisory vote on the approval of executive compensation. 1 Yr 2 Yrs 3 Yrs Abstain 4. Say When on Pay - An advisory vote on the approval of the frequency of shareholder votes on executive compensation. The Board of Directors recommends that you vote FOR Items 1 and 2 and 3 and, with respect to Item 4 FOR 1 Yr. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 1 0 8 6 4 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Telephone and Internet Voting Instructions - You can vote by telephone OR Internet! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Call toll free 1-800-652-VOTE (8683) in the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the simple instructions provided by the recorded message. To vote using the Telephone (within the USA, US territories & Canada) Go to the following web site: www.investorvote.com/abt Enter the information requested on your computer screen and follow the simple instructions. To vote using the Internet

. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 15, 2011, in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 29, 2011, at the corporation’s headquarters, and hereby appoints MILES D. WHITE and LAURA J. SCHUMACHER, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof. If the undersigned is a participant in the Abbott Laboratories Stock Retirement Plan, then this card also instructs the plan’s Investment Committee to vote as specified at the 2011 Annual Meeting of Shareholders, and any adjournments thereof, all shares of Abbott Laboratories held in the undersigned’s plan account upon the matters indicated and in their discretion upon such other matters as may properly come before the meeting. INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1 and 2 and 3, AGAINST Item 5 and, with respect to Item 4 FOR 1 Yr. and in accordance with the judgment of the proxy holders on any other matters that are properly brought before the meeting. (Important - Please sign and date below.) Proxy — Abbott Laboratories Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign. Please read other side before signing. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.